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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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State National Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1900 L. Don Dodson Drive
Bedford, Texas 76021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 18, 2017

        The 2017 annual meeting of shareholders of State National Companies, Inc. (the "Company") will be held on May 18, 2017, beginning at 8:30 a.m. at the corporate offices of the Company, 1900 L. Don Dodson Drive, Bedford, Texas 76021. The meeting will be held for the following purposes:

  1.
  to elect five directors to serve until the 2018 annual meeting of shareholders;

  2.
  to approve the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan;

  3.
  to approve, on an advisory basis, named executive officer compensation;

  4.
  to ratify the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017; and

  5.
  to transact such other business as may properly come before the meeting or any adjournments thereof.

        The board of directors recommends that you vote "FOR" each of the Company's nominees for director, "FOR" the adoption of the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan, "FOR" advisory approval of the Company's named executive officer compensation, and "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm.

        Holders of record of the Company's common stock as of the close of business on March 24, 2017 are entitled to notice of, and to vote at, the meeting and at any adjournment or postponement thereof.

        Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting.    We are mailing to our shareholders a notice of availability over the Internet of our proxy materials, rather than mailing a full paper set of the materials. The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy. This process will reduce our costs to print and distribute our proxy materials.

        Voting by the Internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope.

        It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please vote on the matters to be considered. Thank you for your interest and cooperation.

By Order of the Board of Directors,

David M. Cleff Executive Vice President of Business Affairs, General Counsel and Secretary

Bedford, Texas
April 7, 2017

1900 L. Don Dodson Drive
Bedford, Texas 76021

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON May 18, 2017

        This proxy statement provides information in connection with the solicitation of proxies by the board of directors (the "board") of State National Companies, Inc. (the "Company") for use at the Company's 2017 annual meeting of shareholders, which will be held on May 18, 2017, beginning at 8:30 a.m. at the corporate offices of the Company, 1900 L. Don Dodson Drive, Bedford, Texas 76021, or any postponement or adjournment thereof (the "Annual Meeting"). On April 7, 2017, we mailed our Notice of Internet Availability of Proxy Materials, which contains instructions for our shareholders to access our proxy statement and annual report over the Internet or request a paper copy of the proxy materials.

        At the Annual Meeting, we will ask our shareholders to (i) elect our board, (ii) adopt the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan, (iii) approve, on an advisory basis, named executive officer compensation, (iv) ratify the Audit Committee's selection of Ernst & Young LLP ("Ernst & Young") to serve as our independent registered public accounting firm for 2017 and (v) consider and vote upon any other business which properly comes before the Annual Meeting.

        The board recommends that you vote "FOR" each of the Company's nominees for director, "FOR" the adoption of the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan, "FOR" advisory approval of the Company's named executive officer compensation, and "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm.

        Record holders of the Company's common stock as of the close of business on March 24, 2017 are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter considered at the Annual Meeting. As of March 24, 2017, there were 42,173,561 shares of common stock outstanding.

        You may vote your shares in person, by attending our annual meeting, or by proxy. To vote by proxy, you may vote using the Internet, by toll-free telephone number or, if you request and receive a paper copy of the proxy card by mail, by signing, dating and mailing the proxy card in the self-addressed, postage-paid envelope provided. Information regarding voting is contained in the Notice of Internet Availability of Proxy Materials. Please do not submit a proxy card if you have voted by telephone or the Internet.

        You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

  •
  delivering a written notice revoking your proxy to the Company's Secretary at the address above;

  •
  delivering a new proxy bearing a date after the date of the proxy being revoked; or

  •
  voting in person at the Annual Meeting.

        Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted as follows:

  •
  FOR the election of each of the Company's five nominees for director to serve until the 2018 annual meeting of shareholders;

  •
  FOR the approval of the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan;

  •
  FOR the advisory approval of our named executive officer compensation;

  •
  FOR the ratification of the appointment of Ernst & Young as the Company's independent registered public accounting firm for 2017; and

  •
  at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

        If you own shares of common stock held in "street name" and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your broker may vote your shares on routine matters. The ratification of the appointment of Ernst & Young as the Company's independent registered public accounting firm for 2017 is considered a routine matter and your broker may vote your shares on this matter. In contrast, all other proposals set forth in this proxy statement are considered non-routine matters, and brokers who have not received voting instructions from their clients may not vote on any such proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.

        Holders of a majority of the outstanding shares of the Company's common stock must be present, either in person or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum and are considered present and entitled to vote. Broker non-votes are excluded from the "for," "against" and "abstain" counts, and instead are reported as simply "broker non-votes," therefore broker non-votes have no effect as to voting for or against any matter.

        The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions for each of the matters to be voted on at the Annual Meeting.

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions
No. 1—Election of directors	Plurality (that is, the largest number) of the votes cast	No	Abstentions are not considered votes cast and will have no effect
No. 2—Approval of the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions will have the effect of a vote cast against the matter
No. 3—Advisory approval of our named executive officer compensation	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions will have the effect of a vote cast against the matter
No. 4—Ratification of the appointment of Ernst & Young	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	Yes	Abstentions will have the effect of a vote cast against the matter

        The Company pays the costs of soliciting proxies. Our employees also may solicit proxies by telephone or in person. However, they will not receive additional compensation for soliciting proxies. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses.

PROPOSAL 1
ELECTION OF DIRECTORS

        A board of five directors will be elected at the Annual Meeting. Each director will hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. The proxies being solicited will be voted for no more than five nominees at the Annual Meeting. Each director will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present.

        Pursuant to our bylaws, at each election of directors, Terry Ledbetter, our Chairman and Chief Executive Officer, is entitled to nominate one person for election to the board, provided that the Ledbetter group (consisting of Terry Ledbetter and his brother, Lonnie Ledbetter, and their respective spouses, descendants and affiliates) owns at least a minimum percentage of our common stock. The required minimum ownership percentage is calculated by dividing one by the number of directors to be elected. For this Annual Meeting, based on the Ledbetter group's current ownership, Terry Ledbetter was entitled to nominate one director candidate; however, he elected not to exercise this right.

        All of the nominees listed below currently serve as directors. All of the nominees were nominated by our board based on the recommendation of our Nominating and Corporate Governance Committee. Each nominee has indicated that he or she is willing and able to serve as a director. If any nominee becomes unable or unwilling to serve, the proxy may be voted for the election of a substitute nominee nominated by our board based on the recommendation of our Nominating and Corporate Governance Committee.

        Set forth below is biographical information for our director nominees.

        Gene Becker, age 67, joined our board in June 2014. Mr. Becker has also been a director of City National Insurance Company ("CNIC") and Independent Specialty Insurance Company ("ISIC"), since their acquisition by the Company, in October 2016, and January 2017, respectively. Additionally, since December 2016, Mr. Becker has been a director of State National Insurance Company, Inc. ("SNIC"), National Specialty Insurance Company ("NSIC"), and United Specialty Insurance Company ("USIC"), each a subsidiary of the Company. Mr. Becker is the President of Eugene Becker & Associates, a marketing and consulting company, organized to assist financial services companies in maximizing their fee income through the sale of insurance and membership programs. Mr. Becker founded Eugene Becker & Associates in 2000. Mr. Becker is also an operating partner of Golden Gate Capital and Altamont Capital, each a private equity firm. Mr. Becker has more than 25 years of extensive experience and knowledge of the property and casualty and life insurance markets. Mr. Becker received his B.A. from Biscayne College (St. Thomas University), and his M.B.A. from the University of Miami.

        Mr. Becker was selected to serve on our board because of his extensive experience in the insurance industry and as an insurance company executive.

        Marsha Cameron, age 62, joined our board in June 2014. Ms. Cameron has also been a director and served on the audit committees of CNIC and ISIC since their acquisition by the Company, in October 2016, and January 2017, respectively. Additionally, since December 2016, Ms. Cameron has been a director and served on the audit committees of SNIC, NSIC, and USIC, each a subsidiary of the Company. Ms. Cameron is a partner and co-founder of Paradox Compensation Advisors, an executive compensation advisory company, and the managing partner and founder of Aperture Coaching to Management, a consulting firm providing leadership coaching, strategy facilitation and change management services. Ms. Cameron founded Aperture Coaching to Management in 2004 and co-founded Paradox Compensation Advisors in 2009. Ms. Cameron is a consultant and business owner with more than 30 years of experience in the areas of leadership coaching, executive compensation consulting, performance management and other areas. Ms. Cameron also serves on a number of non-profit boards. Ms. Cameron received her B.S. from the University of California—Riverside and her

M.S. from Columbia University. Ms. Cameron also received a graduate level certification in leadership coaching from Georgetown University.

        Ms. Cameron was selected to serve on our board because of her diverse and extensive management experience.

        David King, age 58, joined our board in June 2014. Mr. King has also been a director and served as chair of the audit committees of CNIC and ISIC since their acquisition by the Company, in October 2016, and January 2017, respectively. Additionally, since December 2016, Mr. King has been a director and served as chair of the audit committees of SNIC, NSIC, and USIC, each a subsidiary of the Company. Mr. King is a Managing Director in Fortress Investment Group's Credit Funds business, where he heads the Strategic Capital Group and focuses on investments in the financial services sector. Prior to joining Fortress in 2014, in 2011, Mr. King founded and led Culpeper Capital Partners LLC. Mr. King was formerly a Senior Managing Director at Bear Stearns Merchant Banking and its successor firm Irving Place Capital, a middle-market private equity firm from 2001 to 2011, and a Managing Director of McCown De Leeuw & Co., where he worked from 1990 to 2000. From 2007 to June 2014, Mr. King served on the board of Doral Financial, and he currently serves on the boards of a number of private companies in the financial services sector. Mr. King received his B.A. from Rice University, his M.S. from Stony Brook University, and his M.B.A. from Stanford University.

        Mr. King was selected to serve on our board because of his extensive financial and business knowledge and his experience serving as a public company director.

        Terry Ledbetter, age 64, co-founded our business in 1973 and serves as our Chairman and Chief Executive Officer. He also serves these same roles for each of our five insurance subsidiaries: SNIC, NSIC, USIC, CNIC, and ISIC. Mr. Ledbetter has been a director since 1973 and served as President for over 15 years until February 2016. He became our Chairman and Chief Executive Officer in June 2014. In the early years of the collateral protection insurance business, Mr. Ledbetter developed many of the innovative features of the product that helped differentiate the Company from our competitors. Throughout the history of the Company, Mr. Ledbetter has been primarily responsible for the regulatory and legislative activity of the Company. Additionally, Mr. Ledbetter has been the principal contact with A.M. Best in establishing and maintaining the Company's "A" (Excellent) rating. Since 1979, Mr. Ledbetter has been dedicated to enhancing and expanding the program services business. Mr. Ledbetter has established new and maintained existing relationships with prospects, customers, reinsurers and brokers. Mr. Ledbetter provides ongoing leadership and strategic planning for the Company. Mr. Ledbetter received his B.B.A. from Southern Methodist University.

        Mr. Ledbetter was selected to serve on our board because of his experience in the property and casualty insurance and the collateral protection insurance industries; his knowledge of the legal and regulatory matters affecting our operations; and his long-time executive experience with the Company.

        Fred Reichelt, age 76, joined our board in June 2014. Mr. Reichelt has also been a director and served on the audit committees of CNIC and ISIC since their acquisition by the Company, in October 2016, and January 2017, respectively. Additionally, since 2011, Mr. Reichelt has been a director and served on the audit committees of SNIC, NSIC, and USIC, each a subsidiary of the Company. Mr. Reichelt, a certified public accountant, has extensive experience in the financial services industry. Mr. Reichelt joined Unitrin in Chicago in 1991 as its Group Executive, and from 1995 to 2008 he served as President and CEO of Fireside Bank, a subsidiary of Unitrin. Mr. Reichelt received his B.S. from the University of Illinois at Urbana-Champaign.

        Mr. Reichelt was selected to serve on our board because of his extensive experience in the insurance industry and as an insurance company executive.

The board recommends a vote "FOR" the election of each of the above nominees.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Corporate Governance

Director Independence

        Our board has reviewed the composition of our board and considered whether any director has a relationship with us that could compromise that director's independent judgment in carrying out that director's responsibilities and all other facts and circumstances that the board deemed relevant in determining independence. The board affirmatively determined that each of the members of our board, with the exception of Terry Ledbetter, is an independent director under applicable NASDAQ rules.

Committees of the Board

        Our board has established the following committees: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee. Written copies of the board-approved charters of each of these committees are available on our website at www.statenational.com. Our board may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

Audit Committee

        The Audit Committee oversees our auditing, accounting, financial reporting, internal audit and internal control functions, appoints our independent registered public accounting firm and approves its services. One of its functions is to assure that the independent registered public accountants have the freedom, cooperation and opportunity necessary to accomplish their functions. The Audit Committee assures that appropriate action is taken on the recommendations of the independent registered public accountants. The Audit Committee charter requires the Audit Committee to approve all related-party transactions.

        The Audit Committee consists of David King (chair), Marsha Cameron and Fred Reichelt. The board has determined that the members of the Audit Committee meet the independence requirements contained in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable NASDAQ rules. In addition, the board has determined that Mr. Reichelt qualifies as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K. The Audit Committee met nine times in 2016.

Compensation Committee

        The Compensation Committee reviews and determines the compensation of our named executive officers and board members and reviews and approves employment and severance agreements with our named executive officers. The Compensation Committee also administers awards under our equity and cash incentive plans, and oversees all other compensation plans, policies and programs of the Company as they affect the named executive officers. The Compensation Committee also reviews director compensation in relation to comparable companies and makes recommendations regarding director compensation to the board.

        Additional information on the Compensation Committee, its activities, its relationship with its compensation consultant and the role of management in setting compensation is provided under "Compensation Discussion and Analysis" below.

        The Compensation Committee consists of Marsha Cameron (chair), Gene Becker and Fred Reichelt. The board has determined that the members of the Compensation Committee meet the definition of "independent director" under the Exchange Act and applicable NASDAQ rules. The Compensation Committee met five times in 2016.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee identifies individuals qualified to become board members, recommends candidates to fill board vacancies and newly-created director positions, recommends whether incumbent directors should be nominated for re-election to the board upon expiration of such director's term, recommends board members to the board for committee membership, and periodically reviews the Company's corporate governance policies.

        The Nominating and Corporate Governance Committee consists of Gene Becker (chair), Marsha Cameron and David King. The board has determined that the members of the Nominating and Corporate Governance Committee meet the definition of "independent director" under the Exchange Act and applicable NASDAQ rules. The Nominating and Corporate Governance Committee met two times in 2016.

Qualifications for Director Nominees

        Our Nominating and Corporate Governance Committee is responsible for evaluating whether an incumbent director should be nominated for re-election to the board as well as recommending candidates to the board to fill new or vacant positions. In evaluating and recommending board candidates, the Nominating and Corporate Governance Committee will consider such factors as it deems appropriate, consistent with relevant policies and guidelines approved by the board or the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider the individual's judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, insurance industry knowledge, the interplay of the candidate's experience with the experience of other board members, the number of other public and private company boards on which the candidate serves and the extent to which the candidate would be a desirable addition to the board and any committee of the board. In determining whether to nominate an incumbent director for re-election, the Nominating and Corporate Governance Committee will also take into account such director's performance as a board member.

Shareholder Recommendations

        From time to time, our Nominating and Corporate Governance Committee, or other members of the board, may identify a need to add new members to our board. A director may be added to provide specific skills or to fill a vacancy on the board. At such time, the Nominating and Corporate Governance Committee would initiate a search, seeking input from board members and senior management. The Nominating and Corporate Governance Committee might engage a search firm to assist in the search. The Nominating and Corporate Governance Committee would seek full board approval of the selected candidate(s).

        Our bylaws permit shareholders to nominate directors for consideration at an annual meeting of shareholders. Direct shareholder nominations must be made in accordance with the advance notice requirements contained in the Company's bylaws. For a description of the process for submitting a director candidate in accordance with the Company's bylaws, see "Shareholder Proposals for the 2018 Annual Meeting." In addition, it is the policy of the Nominating and Corporate Governance Committee to consider a properly submitted shareholder recommendation when establishing the slate of director nominees to be submitted to the entire board. Assuming that a properly submitted shareholder recommendation for a director candidate has been received, the Nominating and Corporate Governance Committee will evaluate that candidate by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by other sources, but the Nominating and Corporate Governance Committee has no obligation to recommend that candidate for nomination. Shareholders may recommend nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and the following supporting information to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary of the Company at 1900 L. Don Dodson Drive, Bedford, Texas 76021. The submissions should include (i) a current resume and curriculum vitae of the candidate and statement describing the candidate's qualifications and contact information for personal and professional references, (ii) the name and address of the shareholder who is submitting the nominee, and evidence establishing that the person making the recommendation is a shareholder of the Company, and the number of shares that are owned of record or beneficially by the submitting shareholder, and (iii) a description of all arrangements or understandings between the submitting shareholder and the candidate.

        As described above under Proposal One—Election of Directors, at each election of directors, Terry Ledbetter, our Chairman and Chief Executive Officer, is entitled to nominate one person for election to the board, provided that the Ledbetter group (consisting of Terry Ledbetter and Lonnie Ledbetter and their respective spouses, descendants and affiliates) owns at least a minimum percentage of our common stock.

Oversight of Risk Management

        We are exposed to a number of risks and undertake at least annually an enterprise risk management review to identify and evaluate these risks and to develop plans to manage them effectively. Currently, our Chief Financial Officer is directly responsible for our enterprise risk management function and reports directly to the Audit Committee. In fulfilling the risk management responsibilities, the Chief Financial Officer works closely with members of senior management, including the General Counsel and our internal audit function.

        On behalf of the board, the Audit Committee plays a key role in the oversight of our enterprise risk management function. In that regard, the Chief Financial Officer meets with the Audit Committee at each of their regularly scheduled meetings to discuss the risks facing us, highlighting any new risks that may have arisen since they last met.

Code of Business Conduct and Ethics

        All directors, officers and employees are expected to act ethically at all times and in accordance with our code of business conduct and ethics. Our code of business conduct and ethics is available on our website at www.statenational.com.

Board Leadership

        The Company's Chairman and Chief Executive Officer positions are combined. The board believes that combining the positions is the most effective leadership structure for the Company at this time. As Chief Executive Officer, Terry Ledbetter is involved in the day-to-day operations and is most familiar with the opportunities and challenges that the Company faces at any given time. With this executive and operational insight, he is able to assist the board in setting strategic priorities, lead the discussion of business and strategic issues and translate board recommendations into Company operations and policies. The board has not designated a lead director and receives strong leadership from all of its members. The board believes that this open structure, as compared to having a lead director, facilitates a greater sense of responsibility among each of the directors and facilitates active and effective oversight by the board.

Board Meetings

        During 2016, the board met four times and each director attended at least 75% of the total number of meetings of the board and committees on which he or she served.

Communications with the Board

        Any shareholder or other interested party who wishes to communicate directly with the board or any of its members may do so by writing to: Board of Directors, c/o State National Companies, Inc., 1900 L. Don Dodson Drive, Bedford, Texas 76021, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the board as a group, the non-employee directors or a specific director.

Director Compensation

        For 2016, our non-employee director compensation program consisted of an annual cash retainer of $65,000 and an annual stock retainer of $40,000. We do not provide additional compensation through meeting fees. The stock retainer was provided via restricted stock awards that vest on the first anniversary of the grant date. We also pay the Chair of our Audit Committee an additional annual cash retainer of $15,000, the Chair of our Compensation Committee an additional annual cash retainer of $7,500, and the Chair of our Nominating and Corporate Governance Committee an additional $5,000. For 2011 through 2016, Fred Reichelt served on the boards of directors and audit committees of our insurance subsidiaries. Effective upon CNIC's acquisition by the Company in October 2016, all of the non-employee directors serve on its board of directors, with its audit committee being composed of David King (chair), Fred Reichelt, and Marsha Cameron. Effective December 2016, the boards of directors and audit committees of SNIC, NSIC, and USIC mirror those of CNIC. None of our non-employee directors receive additional compensation for such services. Terry Ledbetter, our Chief Executive Officer, does not receive additional compensation for his service as a director.

        The following table provides information regarding the compensation of our non-employee directors for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash($)		Stock Awards ($)(1)	Total ($)
Gene Becker	70,000	(2)	39,997	109,997
Marsha Cameron	72,500	(3)	39,997	112,497
David King	80,000	(4)	39,997	119,997
Fred Reichelt	65,000		39,997	104,997

(1)
On June 24, 2016, the Compensation Committee granted 3,887 shares of restricted stock to each of the non-employee directors. The restricted stock will vest on the first anniversary of the grant date. This column reflects the grant date fair value of the restricted stock, calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 ("Topic 718").

(2)
Includes $5,000 received for serving as Chair of our Nominating and Corporate Governance Committee.

(3)
Includes $7,500 received for serving as Chair of our Compensation Committee.

(4)
Includes $15,000 received for serving as Chair of our Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis provides information relevant to understanding the 2016 compensation of our executive officers identified in the Summary Compensation Table on page 22, whom we refer to as our named executive officers. For 2016, our named executive officers were:

  •
  Terry Ledbetter, our Chairman of the board of directors and Chief Executive Officer;

  •
  David Hale, our Executive Vice President, Chief Operating Officer and Chief Financial Officer;

  •
  Matt Freeman, our President (as of February, 2016);

  •
  John Pearson, our Executive Vice President and National Sales Manager; and

  •
  David Cleff, our Executive Vice President of Business Affairs, General Counsel and Secretary

Compensation Program Objectives

        The objectives of our executive compensation program are to retain executives who have been integral to our growth, to attract other talented and dedicated executives and to motivate each of our executives to achieve key financial and other business objectives. Prior to our initial public offering, we compensated our named executive officers using a combination of base salary, annual cash bonuses and long-term cash bonuses. As a public company, we began to use equity awards as our long-term incentive component as opposed to cash awards. In March 2016, we awarded shares of performance-based restricted stock to all of our named executive officers other than Mr. Freeman. Pursuant to his employment agreement, Mr. Freeman was granted a stock option award in February 2016.

        Our policy for setting compensation levels has focused on compensating our named executive officers at levels we believe are competitive for executives at companies of similar size in the industry, taking into account company performance. We believe that the compensation levels for our named executive officers are competitive and do not encourage them to take unnecessary or excessive risks. We expect that as we continue to progress, the executive compensation programs and policies adopted by our independent Compensation Committee will evolve to reflect our achievements as a public company and to remain competitive.

Our Compensation Process

        The Compensation Committee, working with our compensation consultants, Pay Governance LLC ("Pay Governance"), and senior management, develops and implements the Company's executive compensation policies. For each of the named executive officers other than Terry Ledbetter, our CEO, the Compensation Committee receives a performance assessment and compensation recommendation from the CEO and also exercises its independent judgment based on the board of directors' interaction with the named executive officer. Terry Ledbetter abstained from participation in the determination of his own compensation. In making its determinations regarding the appropriate level of compensation for each named executive officer, the Compensation Committee considers a number of variables, both qualitative and quantitative, including the individual performance of each named executive officer.

The Role of the Board, Compensation Committee and Compensation Consultants

        The Board and Compensation Committee.    Prior to our 2014 private placement, Terry Ledbetter and his brother, Lonnie Ledbetter, made all compensation determinations as our only directors. Certain compensation programs or awards approved prior to the private placement, including non-qualified stock options and severance agreements, continue to vest or remain in place.

        In connection with the private placement, our board of directors established a Compensation Committee whose members meet the definition of "independent director" under the Exchange Act and applicable NASDAQ rules. The Compensation Committee reviewed and determined the compensation awarded to the Company's CEO and other named executives in 2016.

        Compensation Consultants.    In 2016, the Compensation Committee again engaged Pay Governance as an advisor on executive compensation and governance matters. Pay Governance reports directly to the Compensation Committee. The Compensation Committee has reviewed information provided by Pay Governance addressing the independence of Pay Governance and the representatives serving the Compensation Committee. Based on this information, the Compensation Committee concluded that the work performed by Pay Governance and its representatives involved in the engagement did not raise any conflict of interest.

The Use and Role of Peer Companies

        In 2015, the Compensation Committee considered information and advice provided by Pay Governance regarding the peer companies to be used to assess the competitiveness of the Company's executive compensation program. The Compensation Committee concluded that due to the specialized nature of the Company's business and the markets in which it operates, there are few similarly-sized public companies it considers direct competitors and, thus, natural peers for benchmarking performance and/or pay levels. To address this challenge, the Compensation Committee uses two distinct approaches for benchmarking purposes: a "Pay Level Peer Group" and a "Broader Industry Perspective".

        Pay Level Peer Group.    The Pay Level Peer Group is used by the Compensation Committee to monitor market compensation levels, compensation program design and governance practices among a sample of smaller property and casualty insurers which operate within niche segments of the insurance industry. Given a limited number of similarly-sized direct business competitors, the following criteria were considered in selecting the constituents of this group:

  •
  Property & Casualty Insurance Industry Classification;

  •
  Market capitalization generally targeted between .4x and 4.0x of the Company's average market cap;

  •
  Revenue generally targeted between .4x and 4.0x of the Company's fiscal-year end revenue; and

  •
  Similar asset size.

        The 2016 "Pay Level Peer Group" consisted of the following companies:

Baldwin & Lyons, Inc.	James River Group Holdings, Ltd.
Donegal Group, Inc.	National Interstate Corporation
EMC Insurance Group, Inc.	Amerisafe, Inc.
Hallmark Financial Services, Inc.	Federated National Holding Company
Heritage Insurance Holdings, Inc.	United Insurance Holdings Corporation
HCI Group, Inc.	Universal Insurance Holdings, Inc.

        In 2016, after reviewing the relevant information and in consultation with Pay Governance, our Compensation Committee did not make any changes to the composition of this peer group

        Broader Industry Perspective.    From time-to-time, the Compensation Committee will review information from other groups of companies to gain a broader perspective on compensation program design, governance practices and overall financial performance. Since these groups are not used for benchmarking compensation levels, the size of the companies in the sample may vary outside of the parameters established in developing the Pay Level Peer Group.

        Executive Market Assessment.    Consistent with the approach taken in 2015, Pay Governance conducted a competitive compensation assessment of the Company's executive officer positions in 2016. In this study, data from the Pay Level Peer Group were used in combination with relevant published compensation survey sources to establish competitive market rates for similar positions in the market. Pay Governance's assessment considered the following elements of the Company's executive pay program, both individually and in the aggregate: base salary, total annual cash compensation (base salary + annual short-term incentive), long-term incentives, and total direct compensation (total annual cash compensation + long-term incentives).

        Following this review, the Compensation Committee determined that the Company's pay levels and mix of pay varied by executive in comparison to the market. These findings reinforced the Compensation Committee's plan to continue to expand, over time, its use of equity and performance-based compensation.

Our 2016 Compensation Program

        The principal elements of our executive compensation program for 2016 consisted of base salary, short-term cash incentive, long-term, performance-based restricted stock awards, and employee benefits and other perquisites for each of the named executive officers other than Mr. Freeman. Pursuant to his employment agreement, Mr. Freeman's 2016 compensation package provided for base salary, a short-term cash award, a stock option award, and employee benefits and other perquisites. We have also entered into severance agreements with our named executive officers. We believe that the elements of our compensation program are customary in our industry, and we provide them in order to remain competitive in attracting, motivating, and retaining superior executive talent.

        The following descriptions of certain elements of our compensation program include performance goals or objectives regarding Company performance. In each instance, these goals or objectives are disclosed in the limited context of our executive compensation program and should not be understood to be a statement of the Company's expectations or estimates of future results or other guidance.

        Base Salary.    The Compensation Committee approved the base salary for each named executive officer for 2016, following a review of performance and the market assessment data. Factors considered in determining individual salaries included overall Company performance, recent and past performance of the individual, level of responsibility, prior experience and breadth of knowledge. Additionally, external pay practices as well as general industry and economic conditions were considered. After consideration of these factors, the Compensation Committee approved 2016 base salary increases for the named executive officers other than Mr. Freeman ranging from 0% to 4% with an average increase of 2%. Mr. Freeman's 2016 base salary was set forth in his employment agreement.

        Annual Performance-Based Cash Incentive Awards.    The Compensation Committee awarded annual performance-based cash incentive awards to each of our named executive officers other than Mr. Freeman in February, 2016 under our 2015 Cash Incentive Plan. These awards seek to focus executives on meeting key annual financial and other business objectives and reward success. In February, 2017, the Compensation Committee approved the amounts earned under the annual performance-based incentive awards based on 2016 performance.

        The table below sets forth information regarding the potential payout levels under the award for Messrs. Ledbetter, Hale and Cleff.

		Performance Metrics Weighting
	Target Annual Cash Incentive($)	Corporate Net Income (after tax)	Program Services Underwriting Margin	Corporate Net Income (before tax)
Terry Ledbetter	1,550,000	100%	—	—
David Hale	330,000	80%	—	20%
David Cleff	215,000	30%	50%	20%

        The 2016 performance goals for corporate net income after taxes and underwriting margin in the Program Services segment are set forth below, along with the percent of the target bonus payable for achievement of those goals.

	Threshold	Target	Maximum
Corporate Net Income (after tax)	$31.0 million	$38.8 million	$46.5 million
Program Services Margins	$38.4 million	$48.0 million	$57.6 million
Earned Award	50% of Target	100% of Target	200% of Target

        The performance metric based on corporate net income before tax provides that if 2016 corporate net income before taxes exceeds $20,000,000, the Compensation Committee will review whether the executive achieved his established management by objectives ("MBOs") and then will use negative discretion in determining the amount to be paid to each executive. The MBOs vary by individual and reflect key operational, strategic or other objectives that align with key priorities of the Company. In determining the amount to be paid to the relevant executive officers under the MBO metric, the Compensation Committee, with input from Terry Ledbetter, assessed performance relative to these MBOs on an unweighted, subjective basis, taking into consideration: (i) the achievement of the MBOs, (ii) the quality of executive's performance and (iii) changes in the relative priority of the MBOs throughout the year in response to changing business conditions.

        Mr. Pearson's entire award is contingent on the performance metric based on corporate net income before tax and provides only for a maximum potential bonus, which was $2,038,835. Similar to the use of this performance metric for Messrs. Hale and Cleff, if 2016 corporate net income before taxes exceeds $20,000,000, the Compensation Committee reviews whether Mr. Pearson met his goals and then uses negative discretion in determining the amount to be paid. In determining the amount to be paid, the Compensation Committee, with input from Terry Ledbetter, assesses performance relative to his goals, taking into consideration the achievement of the goals, the quality of performance and changes in the relative priority of the goals throughout the year in response to changing business conditions.

        Actual 2016 performance under the relevant metrics as compared to target were as follows: (i) corporate net income after taxes at 127.0%; (ii) Program Services underwriting margin at 120.0%; and (iii) corporate net income before taxes exceeded $20,000,000 and therefore the Compensation Committee exercised its negative discretion in determining the amount paid to the relevant executives with respect to this metric according to the considerations discussed above. The following table summarizes the amounts earned by our named executive officers under the 2016 annual performance-based incentive awards.

Executive	Corporate Net Income (after tax)	Program Services Margins	Corporate Net Income (before tax)	Total
Terry Ledbetter	$3,100,000	—	—	$3,100,000
David Hale	$528,000	—	$66,000	$594,000
John Pearson	—	—	$343,616	$343,616
David Cleff	$129,000	$215,000	$43,000	$387,000

        Mr. Freeman was awarded a cash bonus of $400,000 for 2016, which, as a condition of his employment agreement, was a minimum bonus, subject to certain limited exceptions.

        For 2017, the Compensation Committee has approved a change in the mix of Mr. Ledbetter's compensation to emphasize his long-term performance-based equity incentive relative to his short-term cash incentive, as discussed below under "CEO Compensation Changes for 2017."

        2016 Equity Awards.    The Compensation Committee believes that equity-based compensation is an effective means of ensuring that our named executive officers have a continuing stake in our long-term success. In 2016, our Compensation Committee awarded performance-based restricted stock awards ("RSAs") to each of the named executive officers other than Mr. Freeman. Pursuant to his employment agreement, Mr. Freeman received a grant of 500,000 non-qualified stock options.

        Performance-Based Restricted Stock.    In March, 2016, the Compensation Committee awarded shares of performance-based restricted stock to each of the named executive officers other than Mr. Freeman. The Compensation Committee used performance-based RSAs in order to focus the executives on meeting key financial and other business objectives and further align the interests of these executives with our shareholders. The long-term awards to our executive officers are also intended to encourage retention. In determining the amount of Terry Ledbetter's awards, the Compensation Committee considered pay levels of CEOs across the Pay Level Peer Group and established a grant value that was between the 50th and 75th percentile of peers for total compensation.

        EPS and Revenue Growth Awards.    The table below sets forth information regarding the potential payout levels in number of shares under the EPS and Revenue Growth RSAs for each named executive officer receiving a grant.

Executive	Threshold (#)	Target (#)	Maximum (#)
Terry Ledbetter	20,593	41,186	82,372
David Hale	3,397	6,795	13,591
John Pearson	2,059	4,118	8,237
David Cleff	2,883	5,766	11,532

        The number of shares that will actually vest depends on the compound annual growth rate of the Company's earnings per share ("EPS") and revenue, weighted equally, relative to threshold, target and maximum performance goals. The performance periods include the 24-month period consisting of calendar years 2016-2017 and the 36-month period consisting of calendar years 2016-2018. Following the conclusion of each performance period, up to 50% of the shares awarded are eligible to vest based on the performance level achieved. The EPS and revenue performance metrics are independent and the executive may earn the shares subject to one of the metrics, but not the other, or both. Set forth below are the performance goals for the metrics.

	Threshold (25% Vesting)	Target (50% Vesting)	Maximum (100% Vesting)
EPS Growth Rate	≥+2% but <+5%	≥+5% but <+10%	≥±10%
Revenue Growth Rate	≥+2% but < +5%	≥+5% but < +10%	≥±10%

        Regardless of whether the EPS and revenue growth performance goals are achieved in a particular performance period, if the Compensation Committee determines that the Company's EPS growth rate for the period is equal to or greater than the median EPS growth rate of the Pay Level Peer Group for the same period, then a minimum of 25% of the granted shares will vest for such performance period.

        Pre-tax Income and Service Awards.    If the Company's 2016 pre-tax income exceeds $20,000,000, then these RSAs will vest equally over a three year period subject to continued service, with 33 1/3% vesting on the first, second and third anniversaries of the grant date, March 25, 2016.

        The table below sets forth the total number of shares of common stock subject to the pre-tax income and service awards for the relevant named executive officer.

Executive	Number of Shares
Terry Ledbetter	41,186
David Hale	6,795
John Pearson	4,118
David Cleff	5,766

        Since pre-tax income for 2016 exceeded $20,000,000, 33 1/3% of the shares awarded vested on March 25, 2017.

        Termination Provisions and Dividends for Performance-Based Restricted Stock.    In the event of an executive's death or permanent disability, 50% of the unvested shares shall vest, and the remainder of the unvested shares shall be forfeited. If an executive is terminated for cause or resigns without good reason, all unvested shares shall be forfeited. In the event an executive's employment is terminated for reasons other than death, disability or cause or without good reason, all unvested shares shall be forfeited; provided, however, that no forfeiture shall occur with respect to the EPS and revenue growth RSA shares associated with a performance period completed prior to the termination unless the termination is by the Company for cause or by the executive without good reason.

        In the event of a change of control, if the Company's successor continues or assumes the award, such award shall continue to vest in accordance with its terms (subject to any required adjustments by the Compensation Committee). If an award is continued or assumed and an executive is terminated without cause or voluntarily terminates with good reason within 12 months thereafter, or if the Company's successor does not continue or assume an award, then (i) the unvested EPS and revenue growth RSAs shall be converted to a cash award with a value based on the attainment of the "target" performance goals, and (ii) 100% of the unvested service RSAs will vest as of the date of termination of employment or the date of the change of control, as the case may be.

        Dividends will not be paid on the RSAs until the shares have vested. At such time, the executive will be entitled to a payment based on the dividends declared during the restricted period and the number of shares earned.

        2015 Equity Awards.    In March, 2015, the Compensation Committee awarded a maximum of 200,000 shares of performance-based restricted stock to Terry Ledbetter. The number of shares that will vest depends on the compound annual growth rate of the Company's EPS (weighted at 75%) and revenue (weighted at 25%) during the performance period over 2014, relative to threshold, target and maximum performance goals. In calculating EPS growth, an adjusted diluted EPS of $0.73 will be used for 2014 and the Company's diluted EPS reported in the Company's financial statements shall be used for subsequent periods. The performance periods are the 12-month period ended December 31, 2015, the 24-month period ended December 31, 2016, and the 36-month period ending December 31, 2017. Following the conclusion of each performance period, 33 1/3% of the shares subject to the RSA are eligible to vest based on maximum performance. The EPS and revenue performance metrics are independent and the executive may earn the shares subject to one of the metrics, but not the other, or both. Set forth below are the performance goals for the metrics.

	Threshold (25% Vesting)	Target (50% Vesting)	Maximum (100% Vesting)
EPS Growth Rate	≥ 7% but < 14%	≥ 14% but < 25%	≥ 25%
Revenue Growth Rate	≥ 3.5% but < 7%	≥ 7% but < 14%	≥ 14%

        Regardless of whether the EPS and revenue growth performance goals are achieved in a particular performance period, if the Compensation Committee determines that the Company's EPS growth rate for the period is equal to or greater than the median EPS growth rate of the Pay Level Peer Group for the same period, then a minimum of 33,333 shares will vest for such performance period.

        The Company's EPS compound annual growth rate for the 24-month period ended December 31, 2016 over 2014 was 27% and the Company's revenue compound annual growth rate for the 24-month period ended December 31, 2016 over 2014 was 19%. As such, Terry Ledbetter earned the maximum number of shares (66,666) for this performance period.

        Stock Options.    In connection with his employment agreement, Mr. Freeman was granted non-qualified stock options to purchase 500,000 shares of our common stock. This grant was made to align his interests with those of our shareholders and to provide an additional incentive to promote our success and to remain in our service.

        Each option has a 10-year term, an exercise price equal to $9.89, the fair market value of a share on the grant date of February 8, 2016, and 33 1/3% of the award vests on the first, second and third anniversaries of the grant date, subject to full and immediate vesting upon termination of service on account of death or disability. Upon termination of service for cause, all unvested options and all vested options not yet exercised expire immediately.

        None of the other named executive officers were granted stock options in 2016.

CEO Compensation Changes for 2017

        For 2017, the Compensation Committee approved a change in the mix of Mr. Ledbetter's target compensation. The change in mix effectively shifts a portion of Mr. Ledbetter's short-term cash incentive component to his long-term equity incentive component, to provide more balance between these components. There were no changes to Mr. Ledbetter's base salary for 2017. These changes resulted in an overall increase to target total compensation of 2.8%. The specific changes to Mr. Ledbetter's target compensation are presented below:

	2016 Target Pay		2017 Target Pay
	Compensation	Pay Mix	Compensation	Pay Mix
Base Salary	$975,000	28%	$975,000	27%
Target Annual Incentive	$1,550,000	44%	$1,250,000	34%
Target Long-Term Incentive	$1,000,000	28%	$1,400,000	39%
Total Compensation	$3,525,000		$3,625,000

Increase from 2016	+2.8%

Other Benefits and Perquisites.

        Our named executive officers are eligible to participate in all of our employee benefit plans such as medical, dental, vision, group life, disability, and our 401(k) savings plan (with a contribution equal to up to 6% of compensation subject to certain limitations), in each case on the same basis as our other employees. In addition, a few perquisites are provided to the named executive officers, in addition to several other employees.

Mr. Freeman's Employment Agreement

        As mentioned previously, in February 2016, the Company entered into an employment agreement with Mr. Freeman to serve as the Company's President. The employment agreement provides for a base salary of $550,000 per year and for Mr. Freeman's ability to receive an annual discretionary performance bonus, subject to the discretion of the Compensation Committee, with a minimum bonus of $400,000 to be paid for 2016, subject to certain limited exceptions. On January 1, 2017, Mr. Freeman became eligible to receive $250,000 in restricted common stock subject to adjustment by the Compensation Committee. Beginning on January 1, 2018, Mr. Freeman will be eligible, on an annual basis, to receive restricted stock awards, subject to the discretion of the Compensation Committee, provided that his participation shall be at a level no less than the restricted stock awards, if any, granted to other senior executives of the Company. Mr. Freeman has received a grant of non-qualified stock options under the Company's 2014 Long-Term Incentive Plan to purchase 500,000 shares of common stock, with 33 1/3% vesting on the first, second and third anniversaries of the grant date. Mr. Freeman shall also be entitled to various allowances and reimbursements, including a car allowance and reimbursement for relocation and related expenses. He will additionally be able to participate in all benefit plans and programs in which similarly situated executive employees are eligible to participate.

Severance Agreements

        The Company is party to severance agreements with all of its named executive officers. The severance agreement with Terry Ledbetter provides that in the event he is terminated without "cause" or resigns for "good reason," he will be entitled to a lump sum severance benefit equal to three times the sum of his base salary at the time of termination and his target bonus for the year of termination. However, if any portion of the severance payment would cause Terry Ledbetter to be the recipient of an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code, the amount of his severance benefit shall be reduced so that the maximum amount of the parachute payments (after reduction) shall be one dollar less than the amount that would cause him to be the recipient of an excess parachute payment. Under the severance agreement, Terry Ledbetter agrees not to engage in certain activities (noncompetition, nonsolicitation) for two years following termination of employment.

        The severance agreements with Messrs. Hale, Pearson, and Cleff are similar to Terry Ledbetter's except that the employee's severance benefit is equal to one times his base salary at the time of termination. However, a larger benefit equal to 2.5 times base salary is provided in the case of termination during the two-year period immediately following any "change of control" of the Company, which is defined to have the same meaning as set forth in our 2014 Long-Term Incentive Plan. In addition, no severance benefit will be paid under these severance agreements if the employee's termination of employment occurs after June 25, 2021.

        The severance agreement with Matthew Freeman provides that if the Company terminates Mr. Freeman's employment for any reason other than for cause, death, or disability, or if Mr. Freeman resigns for good reason (in each case, as such terms are defined in the severance agreement), Mr. Freeman shall be entitled to receive severance pay equal to thirty months of his base salary at the time of termination.

  Significant Policies

        Insider Trading Policy.    Our Insider Trading Policy prohibits our directors, executive officers and certain key employees from engaging in certain transactions involving our common stock, including options trading, short sales, derivative transactions and hedging transactions. In addition, these directors, executive officers and key employees are prohibited from holding our common stock in a margin account or otherwise pledging our common stock as collateral for a loan.

        Policy With Respect to Deductibility of Compensation.    The accounting and tax treatment of particular forms of compensation have not, to date, materially affected our compensation decisions. However, our Compensation Committee plans to periodically evaluate the effect of relevant accounting and tax provisions. For instance, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1.0 million paid in any year to any of our "covered employees" (which generally includes our Chief Executive Officer and any of our three other most highly compensated executive officers other than the Chief Financial Officer). However, amounts that constitute "qualified performance-based compensation" are not subject to the deduction limitation. In addition, Section 162(m) provides that certain compensation granted or paid during a transition period, which relates back to when the Company's common stock became publicly traded, will not be subject to the deduction limitations. Although we expect that our Compensation Committee will consider the impact of Section 162(m) in structuring our compensation plans and programs, the Compensation Committee may approve awards which would not constitute qualified performance-based compensation under Section 162(m). Such awards may include discretionary cash bonuses. We expect our Compensation Committee to preserve the flexibility and authority to make decisions that are in the best interest of our Company, even if those decisions do not result in full deductibility of executive compensation under Section 162(m).

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the board of the Company that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

        This report is submitted by the members of the Compensation Committee.

COMPENSATION COMMITTEE Marsha Cameron, Chair Gene Becker Fred Reichelt

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers for the years ended December 31, 2016, 2015 and 2014:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
Terry Ledbetter	2016	975,000		—		999,996	(5)	—	3,100,000	(6)	74,932	5,149,928
Chairman and Chief	2015	975,000	(4)	—		998,005	(5)	—	1,600,064	(6)	59,770	3,632,839
Executive Officer	2014	1,241,538	(4)	8,561,993	(7)	1,050	(8)	4,744,132	1,400,984	(6)	48,884	15,998,581
David Hale	2016	480,771		—		164,983	(5)	—	594,000	(6)	55,471	1,295,225
Executive Vice President,	2015	461,866		—		—		—	347,611	(6)	52,503	1,611,980
Chief Operating Officer and									750,000	(9)
Chief Financial Officer	2014	448,022		1,250,000	(10)	1,050	(8)	1,376,067	307,796	(6)	42,416	3,425,351
Matt Freeman(3)	2016	475,962		400,000	(11)	—		955,000	—		133,777	1,964,739
President
John Pearson	2016	407,767		—		99,985	(5)	—	343,616	(6)	60,151	911,519
Executive Vice President and	2015	407,402		—		—		—	461,942	(6)	59,503	1,678,847
National Sales Manager									750,000	(9)
	2014	395,597		1,500,000	(10)	1,050	(8)	91,738	368,499	(6)	50,113	2,406,997
David Cleff	2016	390,000		—		139,998	(5)	—	387,000	(6)	66,137	983,135
Executive Vice President of Business	2015	373,960		—		—		—	277,282	(6)	62,127	1,463,369
Affairs, General Counsel and Secretary									750,000	(9)
	2014	340,681		500,000	(10)	1,050	(8)	917,378	184,992	(6)	51,949	1,996,050

(1)
Reflects the fair value of the stock options as of the date of grant. The value is calculated in accordance with FASB ASC Topic 718. See Note 15 to the consolidated financial statements included in our 2016 Form 10-K for information regarding the assumptions made in determining these values.

(2)
The following amounts are included in All Other Compensation:

	401(k) Contribution ($)			Medical, Life and Disability Insurance Premiums and Wellness Incentives ($)			Reimbursed Commuting Expenses ($)	Reimbursed Relocation Expenses ($)	Auto Expenses ($)			Holiday Bonus ($)			Dividends paid upon vesting of RSAs ($)		Cash Payment in Connection with Stock Award ($)
Executive	2016	2015	2014	2016	2015	2014	2016	2016	2016	2015	2014	2016	2015	2014	2016	2015	2014
Terry Ledbetter	15,900	15,900	15,600	8,777	9,073	11,418	—	—	23,117	26,130	21,566	—	—	—	27,138	8,667	300
David Hale	15,900	15,900	15,600	463	463	430	—	—	33,600	31,040	20,986	5,100	5,100	5,100	408	—	300
Matt Freeman	15,900	—	—	10,192	—	—	71,380	1,482	29,723	—	—	5,100	—	—	—	—	—
John Pearson	15,900	15,900	15,600	5,304	7,540	8,291	—	—	33,600	30,964	20,822	5,100	5,100	5,100	247	—	300
David Cleff	15,900	15,900	15,600	11,191	11,609	10,638	—	—	33,600	29,519	20,311	5,100	5,100	5,100	346	—	300
(3)
Matt Freeman was appointed President of the Company in February 2016. Therefore, compensation information is provided for 2016 only.

(4)
Upon completion of the private placement, Terry Ledbetter's annual salary was reduced from $1,500,000 to $975,000.

(5)
Reflects the aggregate fair value of awards of restricted stock at the date of the grant. The value is calculated in accordance with FASB ASC Topic 718. See Note 15 to the consolidated financial statements included in our 2016 Form 10-K for information regarding the assumptions made in determining these values. These performance-based awards are subject to the risk of forfeiture and vest based on the achievement of performance objectives, and, in certain cases, continued service.

(6)
Reflects amounts paid for 2014, 2015 and 2016 performance pursuant to our annual performance-based cash incentive awards. The 2016 performance criteria are described above under "Compensation Discussions and Analysis—Our 2016 Compensation Program—Annual Performance-Based Cash Incentive Awards."

(7)
Prior to the completion of the private placement, we paid special compensation to our co-founders and certain family members, which are referred to as "founder special compensation". Upon completion of the private placement, the Company ceased paying founder special compensation.

(8)
Following the completion of the private placement, the Company awarded all of its employees a bonus payable either in 100 shares of common stock or the equivalent value in cash, in either case together with an additional $300 in cash to help defray taxes, in recognition of their efforts on behalf of the Company to position it to become a publicly-traded company. These named executive officers elected to receive the bonus in the form of common stock. These amounts reflect the fair value of the stock awards as of the date of grant.

(9)
Reflects amounts paid for 2013-2015 performance pursuant to legacy Long-Term Incentive Plans. The performance criteria for the maximum benefit under these plans was achieved, and the recipients each earned $750,000.

(10)
Special cash bonuses provided in connection with the executive officer's efforts in preparing the Company for transitioning from a privately-held company to a publicly-traded company.

(11)
Pursuant to his employment agreement, Matt Freeman received a guaranteed bonus in 2016.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2016:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Terry Ledbetter	2/23/2016	775,000	1,550,000	3,100,000	—		—		—		—
	3/25/2016	—	—	—	20,593	(3)	41,186	(3)	82,372	(3)	999,996
	3/25/2016	—	—	—	41,186	(4)	41,186	(4)	41,186	(4)	499,998
David Hale	2/23/2016	198,000	330,000	594,000	—		—		—		—
	3/25/2016	—	—	—	3,397	(3)	6,795	(3)	13,591	(3)	164,995
	3/25/2016	—	—	—	6,795	(4)	6,795	(4)	6,795	(4)	82,491
Matt Freeman	2/8/2016	—	—	—	—		—		—		955,000
John Pearson	2/23/2016	—	—	2,038,835	—		—		—		—
	3/25/2016	—	—	—	2,059	(3)	4,118	(3)	8,237	(3)	99,997
	3/25/2016	—	—	—	4,118	(4)	4,118	(4)	4,118	(4)	49,993
David Cleff	2/23/2016	129,000	215,000	387,000	—		—		—		—
	3/25/2016	—	—	—	2,883	(3)	5,766	(3)	11,532	(3)	139,998
	3/25/2016	—	—	—	5,766	(4)	5,766	(4)	5,766	(4)	69,999

(1)
Reflects annual performance-based cash bonus awards pursuant to our 2015 Cash Incentive Plan. The executive officers' bonus amounts are based on achieving certain performance measures. Amounts earned for 2016 performance by the executive officers under this award are reported in the column titled "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table" above with the designation of footnote (6). Details regarding these awards, including the relevant performance measures, are set forth in "Compensation Discussions and Analysis—Our 2016 Compensation Program—Annual Performance-Based Cash Incentive Awards."

(2)
Amounts represent the fair value as of the date of grant calculated in accordance with FASB ASC Topic 718. Details of the assumptions used in valuing the options are set forth in Note 15 to our audited financial statements included in our 2016 Form 10-K.

(3)
Reflects performance-based restricted stock granted pursuant to the 2014 Long-Term Incentive Plan. The shares are subject to vesting based on achieving certain performance measures. Details regarding these awards, including the relevant performance measures, are set forth in "Compensation Discussions and Analysis—Our 2016 Compensation Program—Equity Awards—Performance-Based Restricted Stock—EPS and Revenue Growth Awards."

(4)
Reflects performance-based restricted stock granted pursuant to the 2014 Long-Term Incentive Plan. The shares are subject to vesting based on achieving certain performance and service measures. Details regarding these awards, including the relevant performance measures, are set forth in "Compensation Discussions and Analysis—Our 2016 Compensation Program—Equity Awards—Performance-Based Restricted Stock—Pre-tax Income and Service Awards."

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information regarding the outstanding equity awards of the named executive officers at December 31, 2016:

									Stock Awards
	Option Awards
										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)
Terry Ledbetter	982,222	(3)	491,111	(3)	10.00	(3)	6/25/2024	(3)	190,225	2,636,519
David Hale	284,900	(3)	142,450	(3)	10.00	(3)	6/25/2024	(3)	20,386	282,550
Matt Freeman	—	(4)	500,000	(4)	9.89	(4)	2/28/2026	(4)	—	—
John Pearson	18,993	(3)	9,497	(3)	10.00	(3)	6/25/2024	(3)	12,355	171,240
David Cleff	189,933	(3)	94,967	(3)	10.00	(3)	6/25/2024	(3)	17,298	239,750

(1)
Represents unearned shares of restricted stock granted pursuant to our 2014 Long-Term Incentive Plan. These performance-based awards are subject to the risk of forfeiture and vest based on the achievement of performance objectives over two and three year performance periods.

(2)
Calculated based on the closing price of the Company's common stock on December 31, 2016 of $13.86 per share.

(3)
Reflects options granted pursuant to the 2014 Long-Term Incentive Plan on the closing date of the private placement (6/25/2014). One-third of these options vest on each of the first, second and third anniversaries of the grant date. These options have a ten-year life.

(4)
Reflects options granted to Mr. Freeman pursuant to the 2014 Long-Term Incentive Plan on the effective date of his employment agreement (2/8/2016). One-third of these options vest on each of the first, second and third anniversaries of the grant date. These options have a ten-year life.

Option Exercises and Stock Vested

        The following table sets forth certain information regarding the stock awards issued during 2016. None of the named executive officers exercised stock options in 2016:

Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Terry Ledbetter	66,667	924,005
David Hale	—	—
Matt Freeman	—	—
John Pearson	—	—
David Cleff	—	—

(1)
Reflects performance-based restricted stock awards granted pursuant to our 2014 Long-Term Incentive Plan as described elsewhere in this document.

(2)
Calculated based on the closing price of the Company's common stock on December 31, 2016 of $13.86 per share.

Employment and Severance Agreements

        The Company is party to severance agreements with all of its named executive officers. The severance agreement with Terry Ledbetter provides that in the event he is terminated without "cause" or resigns for "good reason," he will be entitled to a lump sum severance benefit equal to three times the sum of his base salary at the time of termination and his target bonus for the year of termination. However, if any portion of the severance payment would cause Terry Ledbetter to be the recipient of an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code, the amount of his severance benefit shall be reduced so that the maximum amount of the parachute payments (after reduction) shall be one dollar less than the amount that would cause him to be the recipient of an excess parachute payment. Under the severance agreement, Terry Ledbetter agrees not to engage in certain activities (noncompetition, nonsolicitation) for two years following termination of employment.

        The severance agreements with Messrs. Hale, Pearson, and Cleff are similar to Terry Ledbetter's except that the employee's severance benefit is equal to one times his base salary at the time of termination. However, a larger benefit equal to 2.5 times base salary is provided in the case of termination during the two-year period immediately following any "change of control" of the Company, which is defined to have the same meaning as set forth in our 2014 Long-Term Incentive Plan. In addition, no severance benefit will be paid under these severance agreements if the employee's termination of employment occurs after June 25, 2021.

        The Company has entered into an employment agreement with Matthew Freeman to serve as the President of the Company. The employment agreement provides for a base salary of $550,000 per year and for Mr. Freeman's ability to receive an annual discretionary performance bonus, subject to the discretion of the Compensation Committee, with a guaranteed bonus of $400,000 for 2016, subject to certain limited exceptions. On January 1, 2017, Mr. Freeman became eligible to receive $250,000 in restricted common stock subject to adjustment by the Compensation Committee. Beginning on January 1, 2018, Mr. Freeman will be eligible, on an annual basis, to receive restricted stock awards, subject to the discretion of the Compensation Committee, provided that his participation shall be at a level no less than the restricted stock awards, if any, granted to other senior executives of the Company. Mr. Freeman has received a grant of non-qualified stock options under the Company's 2014 Long-Term Incentive Plan to purchase 500,000 shares of common stock, vesting in three equal annual installments on the anniversary of the grant date. Mr. Freeman shall also be entitled to various allowances and reimbursements, including a car allowance and reimbursement for relocation and related expenses. He will additionally be able to participate in all benefit plans and programs for which similarly situated executive employees are eligible to participate. The employment agreement also includes certain post-employment restrictive covenants for two years following termination of employment. Notwithstanding any term or provisions in the employment agreement, Mr. Freeman will be an at-will employee.

        The severance agreement with Matthew Freeman provides that if the Company terminates Mr. Freeman's employment for any reason other than for cause, death, or disability, or if Mr. Freeman resigns for good reason (in each case, as such terms are defined in the severance agreement), Mr. Freeman shall be entitled to receive severance pay equal to thirty months of his base salary at the time of termination.

Risk Assessment of Compensation Policies and Procedures

        Our Compensation Committee has reviewed our material compensation policies and practices applicable to our employees, including our named executive officers, and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

        The tables below provide information regarding the beneficial ownership of the Company's common stock for:

  •
  each of our directors;

  •
  each of our named executive officers;

  •
  all directors and executive officers as a group; and

  •
  each beneficial owner known by us to be the beneficial owner of more than five percent of the Company's common stock.

        Except as otherwise noted below, the address of each named executive officer, director and greater than 5% shareholder listed in the table below is c/o State National Companies, Inc., 1900 L. Don Dodson Drive, Bedford, Texas 76021. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that all of the persons and entities named in the tables below have sole voting and dispositive power over the shares of common stock listed or share voting and dispositive power with his or her spouse. We have based our calculations of the percentage of beneficial ownership on 42,173,561 shares of common stock outstanding on March 24, 2017. For purposes of the tables below, derivative securities that are currently exercisable or exercisable within 60 days of March 24, 2017 into shares of common stock are considered outstanding and beneficially owned by the person holding the derivative securities for the purposes of computing beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Five Percent Shareholders

        The following table sets forth information regarding all persons known by the Company to be the beneficial owners of more than 5% of the Company's common stock as of March 24, 2017.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Class (%)
Terry L. Ledbetter, Sr.(1)	6,947,581	16.1
Reta Laurie Ledbetter(1)	5,495,462	13.0
Bradford Luke Ledbetter(2)	5,831,103	13.8
Terry L. Ledbetter, Jr.(3)	4,960,152	11.8
Centerbridge Credit Partners, L.P.(4)	4,145,000	9.8
Fortress Investment Group LLC(5)	3,500,000	8.3

(1)
Represents 5,495,462 shares of common stock beneficially owned by each of Terry Ledbetter and Reta Laurie Ledbetter, consisting of the following: (i) 5,160,732 shares held by The Terry Lee Ledbetter and Reta Laurie Ledbetter 2000 Revocable Trust over which Terry Ledbetter and Reta Laurie Ledbetter share voting and dispositive power; and (ii) 334,730 shares held by a foundation over which Terry Ledbetter and Reta Laurie Ledbetter share voting and dispositive power. In addition, Terry Ledbetter reported that he owns (A) 147,161 shares of common stock individually, over which he has sole voting and dispositive power; (B) 322,736 shares of restricted common stock, over which he has sole voting power; and (C) 982,222 shares of common stock that he has the right to acquire upon the exercise of options, over which, upon acquisition, he would have sole voting and dispositive power. Terry Ledbetter and Reta Laurie Ledbetter are married.

(2)
Represents 5,831,103 shares of common stock beneficially owned by Bradford Luke Ledbetter ("Luke Ledbetter"), consisting of the following: (i) 12,571 shares held by Luke Ledbetter individually, over which he has sole voting and dispositive power; (ii) 20,328 shares of restricted common stock, over which he has sole voting power; (iii) 189,932 shares of common stock that he has the right to acquire upon the exercise of options, over which, upon acquisition, he would have sole voting and dispositive power; (iv) 648,120 shares held by the Bradford Luke Ledbetter 1999 Grantor Trust No. 2 for which he serves as co-trustee with Lonnie K. "Trace" Ledbetter, III, with whom he shares voting and dispositive power over such shares; (v) 3,499,476 shares held by the following trusts for which he serves as co-trustee with Terry L. Ledbetter, Jr. ("Terry Ledbetter, Jr."), with whom he shares voting power over such shares and with whom, together with an independent trustee, he shares dispositive power over such shares: (A) 986,794 shares held by the Bradford Luke Ledbetter 2006 Grantor Trust No. 2; (B) 910,432 shares held by the Bradford Luke Ledbetter 2010 Grantor Trust No. 2; (C) 996,540 shares held by the Terry Lee Ledbetter, Jr. 2006 Grantor Trust No. 2; and (D) 605,710 shares held by the Terry Lee Ledbetter, Jr. 2010 Grantor Trust No. 2; (vi) 601,344 shares held by the Terry Lee Ledbetter, Jr. 1999 Grantor Trust No. 2 for which he serves as co-trustee with Terry Ledbetter, Jr., with whom he shares voting and dispositive power over such shares; and (vii) 859,332 shares held by The Ledbetter Family and Charitable Irrevocable 2012 Trust for which he serves as sole trustee and has sole voting and dispositive power over such shares.

(3)
In a Schedule 13D filed with the SEC on February 17, 2015, Terry Ledbetter, Jr. reported that he beneficially owned 4,960,152 shares of common stock, consisting of the following: (i) 601,344 shares held by the Terry Lee Ledbetter, Jr. 1999 Grantor Trust No. 2 for which Terry Ledbetter, Jr. serves as co-trustee with Luke Ledbetter, with whom he shares voting and dispositive power over such shares; (ii) 3,499,476 shares held by the following trusts for which Terry Ledbetter, Jr. serves as co-trustee with Luke Ledbetter, with whom he shares voting power and with whom, together with an independent trustee, he shares dispositive power over such shares: (A) 996,540 shares held by the Terry Lee Ledbetter, Jr. 2006 Grantor Trust No. 2; (B) 605,710 shares held by the Terry Lee Ledbetter, Jr. 2010 Grantor Trust No. 2; (C) 986,794 shares held by the Bradford Luke Ledbetter 2006 Grantor Trust No. 2; and (D) 910,432 shares held by the Bradford Luke Ledbetter 2010 Grantor Trust No. 2; and (iii) 859,332 shares held by The Ledbetter Descendants Irrevocable 2012 Trust for which Terry Ledbetter, Jr. serves as sole trustee and has sole voting and dispositive power over such shares.

(4)
Based on a Schedule 13G/A filed with the SEC on February 16, 2016, includes the following: (i) 1,084,599 shares held by Centerbridge Credit Partners, L.P. ("CCP"); (ii) 1,957,783 shares held by Centerbridge Credit Partners Master, L.P. ("CCPM"); and (iii) 1,102,618 shares held by Centerbridge Special Credit Partners II, L.P. ("CSCP II"). Centerbridge Credit Partners General Partner, L.P. ("CCPGP") is the general partner of CCP. Centerbridge Credit Partners Offshore General Partner, L.P. ("CCPOGP") is the general partner of CCPM. Centerbridge Credit Cayman GP, Ltd. is the general partner of CCPGP and CCPOGP. Centerbridge Special Credit Partners General Partner II, L.P. ("CSCPGP II") is the general partner of CSCP II. CSCP II Cayman GP Ltd. is the general partner of CSCPGP II. Mark. T. Gallogly and Jeffrey H. Aronson, indirectly, through various intermediate entities, control CCPGP, CCPOGP and CSCPGP II. The address of Mr. Gallogly, Mr. Aronson and each entity or individual described in this footnote is c/o Centerbridge Partners, L.P., 375 Park Avenue, 12th Floor, New York, New York 10152.

(5)
Based on a Schedule 13G filed with the SEC on February 17, 2015, represents shares held by CF SNC Investors LP for which voting and dispositive power is shared by the following persons: (i) CF SNC GP LLC is the general partner of CF SNC Investors LP, the membership interests of which are held by funds whose general partners' membership interests are held by Hybrid GP Holdings LLC; (ii) FIG LLC owns the membership interests of the investment advisers and funds holding the membership interests in CF SNC GP LLC; (iii) Fortress Operating Entity I LP ("FOE I") is the managing member of Hybrid GP Holdings LLC and holder of all the membership interests of FIG LLC; and (iv) FIG Corp. is the general partner of FOE I and is wholly-owned by Fortress Investment Group LLC. The address of Fortress Investment Group LLC is 1345 Avenue of the Americas, New York, New York 10105.

Directors and Executive Officers

        The following table sets forth information regarding our common stock beneficially owned as of March 24, 2017 by (i) each director and nominee, (ii) each of the named executive officers, and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(1)		Percent of Class (%)
Gene Becker	40,644	(2)(3)	*
Marsha Cameron	10,644	(2)	*
David King	9,644	(2)	*
Terry L. Ledbetter, Sr.	6,947,581	(4)	16.1
Fred Reichelt	13,644	(2)	*
David Hale	324,710	(5)	*
Matthew Freeman	203,225	(6)
John Pearson	41,891	(7)	*
David Cleff	222,997	(8)	*
All current directors and executive officers as a group (11 persons)	15,391,006	(9)	34.8

*
Percentage represents less than 1% of the total shares of common stock outstanding.

(1)
Beneficial ownership arises from sole voting and dispositive power unless otherwise indicated by footnote.

(2)
Includes 3,887 shares of common stock, over which the shareholder has sole voting and dispositive power; restricted stock issued on June 24, 2016 that are subject to a one-year vesting period. During the restricted period, the shareholder has voting power, but not dispositive power, with respect to such 3,887 shares.

(3)
Represents (i) 29,000 shares of common stock held by the Eugene E. Becker Family Trust over which Eugene Becker serves as co-trustee with his spouse, with whom he shares voting and dispositive power over such shares; (ii) 2,000 shares of common stock held by the DaVette D. Becker Family Trust for which Eugene Becker serves as co-trustee with his spouse, with whom he shares voting and dispositive power over such shares; (iii) 5,757 shares of common stock owned by Gene Becker individually, over which he has sole voting and dispositive power; and (iv) 3,887 shares of restricted common stock owned by Gene Becker individually, over which he has sole voting power.

(4)
Represents 5,495,462 shares of common stock beneficially owned by each of Terry Ledbetter and Reta Laurie Ledbetter, consisting of the following: (i) 5,160,732 shares held by The Terry Lee Ledbetter and Reta Laurie Ledbetter 2000 Revocable Trust over which Terry Ledbetter and Reta Laurie Ledbetter share voting and dispositive power; and (ii) 334,730 shares held by a foundation over which Terry Ledbetter and Reta Laurie Ledbetter share voting and dispositive power. In addition, Terry Ledbetter reported that he owns (A) 147,161 shares of common stock individually, over which he has sole voting and dispositive power; (B) 322,736 shares of restricted common stock, over which he has sole voting power; and (C) 982,222 shares of common stock that he has the right to acquire upon the exercise of options, over which, upon acquisition, he would have sole voting and dispositive power. Terry Ledbetter and Reta Laurie Ledbetter are married.

(5)
Represents (i) 2,365 shares of common stock owned by David Hale individually, over which he has sole voting and dispositive power; (ii) 37,445 shares of restricted common stock owned by David Hale individually, over which he has sole voting power; and (iii) 284,900 shares of common stock that David Hale has the right to acquire upon the exercise of options, over which, upon acquisition, he would have sole voting and dispositive power.

(6)
Represents (i) 36,559 shares of restricted common stock owned by Matthew Freeman individually, over which he has sole voting power; and (ii) 166,666 shares of common stock that he has the right to acquire upon the exercise of options, over which, upon acquisition, he would have sole voting and dispositive power.

(7)
Represents (i) 1,472 shares of common stock owned by John Pearson individually, over which he has sole voting and dispositive power; (ii) 21,427 shares of restricted common stock owned by John Pearson individually, over which he has sole voting power; and (iii) 18,992 shares of common stock that John Pearson has the right to acquire upon the exercise of options, over which, upon acquisition, he would have sole voting and dispositive power.

(8)
Represents (i) 2,022 shares of common stock owned by David Cleff individually, over which he has sole voting and dispositive power; (ii) 31,043 shares of restricted common stock owned by David Cleff individually, over which he has sole voting power; and (iii) 189,932 shares of common stock that David Cleff has the right to acquire upon the exercise of options, over which, upon acquisition, he would have sole voting and dispositive power.

(9)
Includes an aggregate of 2,022,576 shares of common stock that all current directors and named executive officers as a group have the right to acquire upon the exercise of options. Also includes 7,576,026 shares beneficially owned by two other executive officers (379,864 of which such executive officers have the right to acquire upon the exercise of options).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2016, none of our executive officers served as a member of the board of directors or compensation committee, or other board committee performing an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board or our Compensation Committee.

 AUDIT COMMITTEE REPORT

        Management is responsible for the Company's system of internal controls over financial reporting and for preparing its financial statements. The Company's independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), and to issue a report thereon. The Audit Committee is responsible for overseeing management's conduct of the financial reporting process and system of internal controls. It also oversees the Company's internal audit function, approving its audit plans, reviewing its reports, and evaluating its performance. The Audit Committee monitors "whistleblower" activity. The Audit Committee operates under a written charter adopted by the board and reviewed annually by the Audit Committee. The charter is available on the Company's website at www.statenational.com.

        The Audit Committee reviewed and discussed with both management and the Company's independent registered public accounting firm the audited financial statements of the Company for the year ended December 31, 2016 prior to their issuance. During 2016, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required by Auditing Standards No. 16, as adopted by the PCAOB in Rule 3200T and by SEC Regulation S-X Rule 2-07, Communications with Audit Committees, as currently in effect, including the quality of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from Ernst & Young required by applicable requirements of the PCAOB Ethics and Independence Rule 3526 regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence.

        Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to the board that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

AUDIT COMMITTEE David King, Chair Marsha Cameron Fred Reichelt

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection

        Ernst & Young served as the Company's independent registered public accounting firm for 2016 and has been selected by the Audit Committee to serve as the Company's independent registered public accounting firm for 2017. Representatives of Ernst & Young will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

        The following table presents fees for professional services provided by Ernst & Young for the audits of the Company's annual financial statements for the period ending December 31, 2016 and 2015, respectively, including related expenses. Ernst & Young did not provide any non-audit services in either of these periods.

	2016(2)	2015(3)
Audit fees(1)	$1,174,974	$1,035,855
Audit-related fees	34,000

(1)
The amounts reported as audit fees are based on fees, including out-of-pocket expenses, for the current-year audit and related quarterly reviews irrespective of the period in which the related services are rendered or billed.

(2)
Fees for 2016 audit services include fees and expenses associated with the annual audit, including reviews of the Company's quarterly reports on Form 10-Q and the individual insurance subsidiary statutory-basis audits. The audit-related fees include fees associated with the respective state departments of insurance routine regulatory examinations conducted in 2016.

(3)
Fees for 2015 audit services include fees and expenses associated with the annual audit, including reviews of the Company's quarterly reports on Form 10-Q and the individual insurance subsidiary statutory-basis audits.

Pre-Approval Policies and Procedures

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules). This policy authorizes the Chair of the Audit Committee, in his discretion, to approve non-audit services on an interim basis, between regularly scheduled meetings of the Audit Committee. All audit and non-audit services for 2016 were pre-approved or ratified by the Audit Committee in accordance with this policy.

PROPOSAL 2
APPROVAL OF THE STATE NATIONAL, INC. FIRST AMENDED AND RESTATED STATE NATIONAL COMPANIES, INC. 2014 LONG-TERM INCENTIVE PLAN

        On February 16, 2017, our board, on the recommendation of our Compensation Committee, adopted the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan (the "Amended and Restated Incentive Plan"), effective April 1, 2017, subject to the approval of our shareholders. The State National Companies, Inc. 2014 Long-Term Incentive Plan (the "Prior Plan") was originally approved by our shareholders prior to the Company becoming a public company in 2014. As of March 24, 2017, only 326,187 shares were available for future awards under the Prior Plan.

        The Amended and Restated Incentive Plan provides for discretionary grants of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards and cash units to employees, directors and consultants. The Amended and Restated Incentive Plan will be effective upon the approval of our shareholders. The Amended and Restated Incentive Plan is intended to continue to foster and promote the long-term financial success of the Company, to reward performance and increase shareholder value, to attract and retain the services of outstanding individuals, to encourage participants' ownership interest in the Company and to align the interests of management and directors with that of the Company's shareholders.

        The Amended and Restated Incentive Plan contains a number of changes from the Prior Plan, including the following important changes:

  •
  the number of shares of common stock available for issuance under the Amended and Restated Incentive Plan has been increased from 4,420,000 to 6,420,000 shares;

  •
  the number of shares that may be subject to stock awards granted with immediate vesting is limited to five percent (5%) of the shares authorized under the Amended and Restated Incentive Plan;

  •
  dividends on restricted stock awards and dividend equivalents on restricted stock unit awards are paid only when and to the extent the awards vest;

  •
  the Amended and Restated Incentive Plan provides for the award of cash units and stock awards; and

  •
  certain annual award limits have been increased.

Approval of the Amended and Restated Incentive Plan for Purposes of Section 162(m)

        The Amended and Restated Incentive Plan has been structured in such a manner that awards may satisfy the requirements of "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code ("Qualified Performance-Based Awards"). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one fiscal year to our Chief Executive Officer or any of our next three most highly compensated executive officers (other than the Chief Financial Officer), such compensation must constitute "qualified performance-based compensation." Stock options and stock appreciation rights ("SARs") granted under the Amended and Restated Incentive Plan will generally qualify as Qualified Performance-Based Awards. Other awards that we grant may qualify as Qualified Performance-Based Awards if the payment or vesting of the award is subject to the achievement of one or more performance goals.

        Section 162(m) requires that the material terms of Qualified Performance-Based Awards be disclosed to and approved by our shareholders no less frequently than every five years. For purposes of Section 162(m), these material terms include the individuals eligible to receive compensation, a description of the performance criteria on which the performance goals are based, and the maximum amount of compensation that can be paid to an employee under the performance goal. Information regarding each of these terms is set forth below under the headings "Eligibility," "Award Limits" and "Qualified Performance-Based Awards."

        We are seeking shareholder approval of this proposal to have the flexibility to continue granting Qualified Performance-Based Awards under the Amended and Restated Incentive Plan that may be fully deductible for federal income tax purposes. However, even if our shareholders approve the Amended and Restated Incentive Plan, there can be no guarantee that awards granted under the Amended and Restated Incentive Plan will be treated as qualified performance-based compensation under Section 162(m). Furthermore, the Compensation Committee continues to have authority to grant or approve awards or compensation that are not exempt from the limits on deductibility under Section 162(m).

Additional Reasons Why Shareholders Should Approve the Amended and Restated Incentive Plan

        The board views stock-based awards as an essential element of the Company's compensation program and one of the most effective means of ensuring that our directors and employees have a continuing stake in our long-term success. The Amended and Restated Incentive Plan contains certain restrictions that the Company believes further these objectives and reflect the following sound corporate governance principles:

  •
  Dividends on restricted stock awards and dividend equivalents on restricted stock unit awards are paid only when and to the extent the awards vest.

  •
  Stock options and stock appreciation rights (described herein as "SARs" from time to time) may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant, the term cannot exceed ten years from the date of grant and dividend equivalents are prohibited.

  •
  Shares that are used to pay the stock option exercise price or tax withholding on an option or SAR cannot be used for future grants under the Amended and Restated Incentive Plan.

Summary of the Amended and Restated Incentive Plan

        The following description of the Amended and Restated Incentive Plan is qualified in its entirety by reference to the text of the Amended and Restated Incentive Plan, which is attached to this proxy statement as Appendix A.

        Administration.    The Amended and Restated Incentive Plan will be administered by the Compensation Committee of the board of directors. Subject to the provisions of the Amended and Restated Incentive Plan, the Compensation Committee has authority to select the employees, non-employee directors and consultants to receive awards, to determine the time or times of receipt, to determine the types of awards and the value of or number of shares covered by the awards, to establish the terms, conditions and provisions of such awards, to accelerate the exercise, vesting or payment of an award when such action or actions would be in the best interests of the Company and to cancel or suspend awards.

        The Compensation Committee is authorized to interpret the Amended and Restated Incentive Plan and all award agreements, to correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated Incentive Plan or any award agreement, to establish, amend and rescind any rules, regulations and guidelines relating to the Amended and Restated Incentive Plan, to determine the terms and provisions of all award agreements and to make all other determinations that may be necessary or advisable for the administration of the Amended and Restated Incentive Plan.

        Eligibility.    The Compensation Committee will determine the employees, non-employee directors and consultants who receive future awards under the Amended and Restated Incentive Plan. The number of persons eligible to participate in the Amended and Restated Incentive Plan is estimated to be approximately twenty. Historically, the Compensation Committee has not granted awards to more than twelve people in any fiscal year.

        Types of Awards.    Awards under the Amended and Restated Incentive Plan may be in the form of stock options (including incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code and non-qualified stock options), restricted stock, restricted stock units, SARs, stock awards and cash units.

        Authorized Shares Available for Awards Under the Amended and Restated Incentive Plan.    The Amended and Restated Incentive Plan authorizes awards of up to 6,420,000 shares of our common stock, subject to adjustment as provided in the Amended and Restated Incentive Plan. In addition, if any award under the Amended and Restated Incentive Plan otherwise distributable in shares of common stock expires, terminates or is forfeited or canceled, settled in cash pursuant to the terms of the Amended and Restated Incentive Plan or is exchanged for a non-stock award under certain circumstances, such shares will again be available for award under the Amended and Restated Incentive Plan.

        The following shares of common stock shall not become available again for grant under the Amended and Restated Incentive Plan:

  •
  shares used to pay the exercise price for stock options awarded under the Amended and Restated Incentive Plan;

  •
  shares used to satisfy tax withholding requirements for any awards under the Amended and Restated Incentive Plan;

  •
  shares subject to a SARs awarded under the Amended and Restated Incentive Plan that are not issued upon settlement; and

  •
  shares reacquired by the Company on the open market using cash proceeds from the exercise of stock options awarded under the Amended and Restated Incentive Plan.

        If there is a change in our outstanding common stock by reason of a stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of common stock as a class without the receipt of consideration, the aggregate number of shares with respect to which awards may be made under the Amended and Restated Incentive Plan, the terms and number of shares outstanding under any award, the exercise price of a stock option or the base price of a stock appreciation right, and the share limitations set forth below shall be appropriately adjusted by the Compensation Committee. The Compensation Committee shall also make appropriate adjustments in the event of any distribution of assets to shareholders other than a normal cash dividend.

        Award Limits.    The Amended and Restated Incentive Plan imposes the following limitations, subject to adjustment as discussed above:

  •
  The maximum aggregate number of shares of common stock for which stock options or SARs may be granted to any participant in any calendar year shall be 2,000,000.

  •
  The maximum aggregate number of shares of common stock that may be granted to any participant in any calendar year under awards of restricted stock, restricted stock units or stock awards shall be 700,000.

  •
  The maximum aggregate amount that may be allocated to any participant in any calendar year under awards that are payable solely in cash shall be $10,000,000.

  •
  The maximum aggregate amount that may be paid to any participant in any calendar year as a dividend or dividend equivalent on a Qualified Performance-Based Award of restricted stock or restricted stock units shall be $500,000, determined as of the dividend record date. This limitation shall not apply to extraordinary dividends or equivalents.

  •
  The aggregate maximum number of shares of common stock for which immediately vested stock awards may be granted shall be 321,000 (5% of the authorized shares).

  •
  The maximum aggregate fair market value of awards during any calendar year that may be granted to any non-employee director shall not exceed $500,000, taking into account the grant date value of such awards as determined by the Compensation Committee. Any awards granted to a director in lieu of annual cash retainers or meeting fees shall not count towards this limit.

        Stock Options.    The Amended and Restated Incentive Plan authorizes the award of both non-qualified stock options and incentive stock options. Only our employees are eligible to receive awards of incentive stock options. Incentive stock options may be awarded under the Amended and Restated Incentive Plan with an exercise price not less than 100% of the fair market value of our common stock on the date of the award (110% in the case of a 10% shareholder). The aggregate value (determined at the time of the award) of the common stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The term of an incentive stock option cannot exceed ten years (five years in the case of a 10% shareholder).

        Non-qualified options may be awarded under the Amended and Restated Incentive Plan with an exercise price of no less than 100% of the fair market value of our common stock on the date of the award. The term of a non-qualified option cannot exceed ten years.

        An optionee may pay the exercise price for options in cash, by actual or constructive delivery of stock certificates for previously-owned shares of our stock, and by means of a cashless exercise arrangement with a qualifying broker-dealer. The Amended and Restated Incentive Plan permits us to sell or withhold a sufficient number of shares to cover the amount of taxes required to be withheld upon exercise of an option.

        The Amended and Restated Incentive Plan permits recipients of non-qualified stock options (including non-employee directors) to transfer their vested options by gift to family members (or trusts or partnerships of family members). After transfer of an option, the optionee will remain responsible for taxes payable upon the exercise of the option, and we retain the right to claim a deduction for compensation upon the exercise of the option.

        Restricted Stock.    The Amended and Restated Incentive Plan authorizes the Compensation Committee to grant shares of restricted stock. A grantee will become the holder of shares of restricted stock free of all restrictions if he or she completes a required period of employment or service following the award and satisfies any other conditions. Except as otherwise provided in the award agreement relating to a grant of restricted stock, the grantee will have the right to vote the shares of restricted stock. The Compensation Committee may provide that restricted stock shall earn dividends, subject to such terms, conditions, limitations and restrictions as the Compensation Committee may establish. Any such dividends shall not be earned and payable unless and until, and only to the extent that, the shares subject to the award have vested. The grantee may not sell or otherwise dispose of restricted stock until the conditions imposed by the Compensation Committee have been satisfied.

        Stock Awards.    The Amended and Restated Incentive Plan authorizes the Compensation Committee to grant stock awards. Stock awards reflect shares of common stock that are immediately vested as of the grant date. Stock awards may be awarded as a bonus or in lieu of other obligations to pay cash or deliver other property under the Amended and Restated Incentive Plan or under other plans or compensatory arrangements of the Company. The aggregate maximum number of shares of common stock for which stock awards may be granted shall be 321,000 (5% of the authorized shares).

        Restricted Stock Units.    The Amended and Restated Incentive Plan permits the granting of awards of restricted stock units. In the case of an award of restricted stock units, no shares of common stock or other property will be issued at the time the award is granted. Upon the lapse or waiver of restrictions and the restricted period relating to restricted stock units, the award shall be settled and such settlement may be made in shares of common stock, cash or a combination thereof, as provided in the award agreement. The Compensation Committee may provide that restricted stock units shall earn dividend equivalents, subject to such terms, conditions, limitations and restrictions as the Compensation Committee may establish. Any such dividend equivalents shall not be earned and payable unless and until, and only to the extent that, the shares subject to the award have vested.

        Stock Appreciation Rights.    The Amended and Restated Incentive Plan authorizes the Compensation Committee to grant stock appreciation rights. A stock appreciation right is the right to receive an amount equal to the difference between the fair market value of the number of shares referenced in the stock appreciation right at the time of exercise and the base price at the time of grant, which cannot be less than the fair market value of the common stock at the time of grant. Stock appreciation rights may be exercisable during a period established by our Compensation Committee. The Compensation Committee may allow participants to be paid in cash instead of shares of common stock.

        Cash Units.    The Amended and Restated Incentive Plan permits the granting of awards of cash units. Each cash unit award will be expressed as service unit, a performance unit or a combination thereof, and shall have an initial cash dollar value determined by the Compensation Committee. For all service unit awards, the Compensation Committee shall determine the vesting schedule and other requirements of such award. For all performance unit awards, the Compensation Committee shall set the performance goals, the performance period and the number of performance units that shall be settled and paid to the participant upon achievement of the performance goals. Cash units shall be settled in cash or, subject to availability, in shares of common stock, or in a combination thereof, as specified in the award agreement. Unless otherwise provided in the applicable award agreement, a participant must be employed by the Company or an affiliate on the day a cash unit is to be paid.

        Qualified Performance-Based Awards.    The Amended and Restated Incentive Plan authorizes the Compensation Committee to award restricted stock, restricted stock units and cash units as qualified performance-based awards. Qualified performance-based awards are intended to qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. Unless otherwise permitted, no later than 90 days following the commencement of any fiscal year or other designated period of service permitted by Section 162(m), the Compensation Committee shall (a) designate in writing one or more participants, (b) select the performance criteria applicable to the performance period, (c) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (d) specify the relationship between performance criteria and the performance goals and the amounts of such awards to be earned by each participant for such performance period. Following the completion of each performance period, the Compensation Committee shall certify in writing whether the applicable performance goals have been achieved. No award or portion thereof that is subject to the satisfaction of any condition shall be earned or vested until the Compensation Committee certifies in writing that the conditions to which the earning or vesting of such award is subject have been achieved. The Compensation Committee may not increase during a year the amount of a qualified performance-based award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the award agreement.

        For any qualified performance-based awards under the Amended and Restated Incentive Plan, the Compensation Committee may designative one or more performance criteria from among the following measures: (1) appreciation in and/or maintenance of share price; (2) assets; (3) book value; (4) book value per share; (5) business expansion goals; (6) business retention goals; (7) cash flow or cash flow per share (before or after dividends); (8) cash flow return on investment; improvement in or attainment of expense levels or working capital levels; (9) combined ratio; (10) credit ratings; (11) customer/client satisfaction; (12) debt reductions; (13) earnings (including net earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); (14) earnings per share; (15) economic value-added models or equivalent metrics; (16) employee satisfaction; (17) goals related to acquisitions or divestitures; (18) goals related to information technology; (19) goals related to supervision of litigation; (20) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, or recruiting or maintaining personnel; (21) investment income; (22) market capitalization; (23) market penetration or market share; (24) net sales; (25) net and gross underwriting results; (26) net income (before or after taxes); (27) new annualized premiums; (28) operating income (before or after taxes); (29) operating margins, gross margins or cash margin; (30) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (31) premiums collected; (32) profits (gross or net); (33) reductions in costs; (34) regulatory achievements; (35) return on assets or net assets; (36) return on capital or equity; (37) revenue; (38) revenue growth or product revenue growth; (39) stockholder equity; (40) statutory earnings; (41) total stockholder return; (42) underwriting margin; or (43) year-end cash.

        Depending on the performance criteria selected by the Compensation Committee, the performance goals may be: (i) expressed on a corporate-wide basis or with respect to one or more affiliates, business units, divisions, subsidiaries or business segments or any combination thereof; (ii) in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies; (iii) be absolute or based on change in the performance criteria over a specified period of time and such change may be measured based on an arithmetic change over a specified period (e.g., cumulative change or average change), or percentage change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) be based on calculations that may or may not conform with generally accepted accounting principles; or (v) any combination of the foregoing. The Compensation Committee, in its discretion, may, subject to Section 162(m) when applicable, adjust or modify the calculation of performance goals in order to prevent the dilution or enlargement of the rights of participants in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

        Vesting.    Unless our Compensation Committee provides otherwise in the award agreement, the following vesting provisions shall apply:

  •
  stock options and SARs shall generally vest 33 1/3% after one year, 66 2/3% after two years and 100% after three years;

  •
  awards of restricted stock, restricted stock units and cash units shall generally be subject to a minimum vesting period of one year;

  •
  if a participant's employment is terminated due to death or disability, all awards shall become vested;

  •
  if a participant's employment is terminated for cause (as defined in the Amended and Restated Incentive Plan), all outstanding awards held by the participant are immediately forfeited.

        Except as provided below in connection with a change of control, if a participant's employment terminates for any other reason, in general, any awards that are not yet vested are immediately and automatically forfeited; provided, however, that in certain circumstances, the Compensation Committee has the discretion to take such action as it deems equitable or in the best interests of the Company, including, fully vesting an award.

        Change of Control Events.    Unless our Compensation Committee provides otherwise in the award agreement, the following provisions shall apply in the event of a change of control:

  •
  The successor entity may elect to continue, assume or replace some or all outstanding awards.

  •
  If awards are continued, assumed or replaced, and if within one year after the change of control a participant is terminated without cause or resigns for good reason, then (i) unvested stock options and SARs shall immediately become vested and exercisable in full and (ii) unvested restricted stock awards, restricted stock units and cash units will become immediately vested and non-forfeitable.

  •
  If outstanding awards are not continued, assumed or replaced, then (i) unvested stock options and SARs shall immediately become vested and exercisable in full, (ii) unvested restricted stock awards, restricted stock units and cash units will become immediately vested and non-forfeitable and (iii) any award subject to performance criteria shall be subject to prorated vesting based on performance from the grant date to the date of the change of control.

        Under the Amended and Restated Incentive Plan, a "change of control" generally means (i) any person or entity acquires ownership of 25% or more of the combined voting power of our voting securities or 90% or more of our operating assets; (ii) the completion of certain corporate transactions including a reorganization, merger, consolidation or similar transaction; or (iii) a change in the majority of members of our board of directors not approved by at least two-thirds of the incumbent directors. A "change of control" will not be deemed to have occurred by virtue of the acquisition of our securities by one or more of our benefit plans and/or members of the Ledbetter family. The Compensation Committee may, in connection with a change of control: (i) arrange for the cancellation of outstanding awards in consideration of a payment in cash, property, or both, with an aggregate value equal to each award; (ii) substitute other securities of the company or another entity in exchange for our shares underlying outstanding awards; (iii) arrange for the assumption of outstanding awards by another entity or the replacement of awards with other awards for securities of another entity; and (iv) after providing notice to participants and an opportunity to exercise outstanding options and rights, provide that all unexercised options and rights will be cancelled upon the date of the change of control or such other date as specified by it.

        Clawback.    All awards granted under the Amended and Restated Incentive Plan are subject to recoupment in accordance with any clawback policy that the Board of Directors adopts or that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by applicable law.

        Funding.    In general, the Company is not required to establish trusts or purchase or segregate assets in a manner that would provide the participants with any rights that are greater than those of a general creditor of the Company.

        Withholding Taxes.    The Compensation Committee may, in its discretion and subject to such rules as it may adopt, permit or require a participant to pay all or a portion of the federal, state and local taxes arising in connection with any awards by having the Company withhold shares, tendering back shares or delivering other previously acquired shares having a fair market value approximately equal to the amount to be withheld.

        Federal Tax Consequences.    The following brief description of the tax consequences of awards under the Amended and Restated Incentive Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

        Incentive Stock Options.    A grantee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of ISO shares, the grantee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the grantee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise. In such case, we are not entitled to a federal income tax deduction. The exercise of an ISO may in some cases trigger liability for the alternative minimum tax. If a grantee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant (a "disqualifying disposition"), the grantee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the grantee has held the ISO shares prior to disposition. In the year of a disqualifying disposition, we receive a federal income tax deduction in an amount equal to the ordinary income that the grantee recognizes as a result of the disposition.

        Nonqualified Stock Options.    A grantee does not recognize taxable income upon the grant of an NSO. Upon the exercise of such option, the grantee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. We receive an income tax deduction in an amount equal to the ordinary income that the grantee recognizes upon the exercise of the NSO.

        Restricted Stock.    A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares. A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. We receive a federal income tax deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which such restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

        Other Awards.    In the case of an exercise of an SAR or an award of a stock award, restricted stock units or cash units, the participant will generally recognize ordinary income in an amount equal to the fair market value of any shares and/or cash received on the date of payment or delivery. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

        Termination; Amendment.    The right to grant awards under the Amended and Restated Incentive Plan shall terminate on April 1, 2027. Our board of directors may amend or terminate the Amended and Restated Incentive Plan at any time, but may not materially adversely affect the rights of participants with respect to any outstanding awards without the consent of participants. If our board wishes to increase the limitations on the shares available under the Amended and Restated Incentive Plan, it will seek approval of our shareholders.

        New Plan Benefits.    All awards to be granted in the future under the Amended and Restated Incentive Plan are at the discretion of the Compensation Committee. As such, it is not possible to determine the benefits or the amounts to be received under the Amended and Restated Incentive Plan by the Company's directors, employees or consultants.

Equity Compensation Plan Information

        The following table provides information about our existing equity compensation plans as of March 24, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by securities holders	3,358,873	$9.99	326,187
Equity compensation plans not approved by security holders

Total	3,358,873	$9.99	326,187

        The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting is required in order to approve the Amended and Restated Incentive Plan.

The board recommends a vote "FOR" the approval of the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan.

PROPOSAL 3
ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION

        We are seeking an advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement. Although this vote is advisory, and therefore not binding on the Board, our Compensation Committee will take into consideration the outcome of this vote when making future compensation decisions.

        We have designed our executive compensation program to attract and retain superior leaders, reward performance, and align our executives' interests with the long-term interests of our shareholders. The details of this compensation for 2016 are described in "Compensation Discussion and Analysis." Highlights of our executive compensation program include the use of annual performance-based cash incentive awards and performance-based restricted stock awards. The Company uses these types of awards in order to focus our executives on meeting key financial and other business objectives, reward success and further align the interests of our executives with our shareholders.

        We believe that our executive compensation program plays a key role in driving the Company's long-term performance. In future years, we expect to continue to reward executives who deliver strong results by tying compensation to demonstrated individual and business-level performance.

        We request your vote supporting the following non-binding resolution:

  "Resolved: That our shareholders hereby approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the SEC's compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

        The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting is required in order adopt the above resolution approving, on an advisory basis, our named executive officer compensation.

The board recommends a vote "FOR" the resolution approving the compensation of our named executive officers.

 PROPOSAL 4
RATIFICATION OF APPOINTMENT OF ERNST & YOUNG AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

        The Audit Committee is directly responsible for the appointment, termination, compensation, evaluation and oversight of our independent registered public accounting firm. Our Audit Committee has selected Ernst & Young to serve as our independent registered public accounting firm for 2017, subject to ratification of the selection by our shareholders. If our shareholders do not ratify the selection of Ernst & Young, our Audit Committee will reconsider the selection and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the selection is ratified, our Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of the Company and our shareholders.

        For additional information regarding our independent registered public accounting firm, see "Independent Registered Public Accounting Firm."

        The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting is required in order to ratify the appointment of Ernst & Young as our independent registered public accounting firm for 2017.

The board recommends a vote "FOR" the ratification of Ernst & Young as the Company's independent registered public accounting firm.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ledbetter Family Transactions

        We describe below relevant transactions between the Company and certain members of the Ledbetter family. Terry Ledbetter is our Chairman and Chief Executive Officer and beneficially owns 16.1% of our common stock. Luke Ledbetter and Terry Ledbetter, Jr. are Terry Ledbetter's sons. Luke Ledbetter, our Executive Vice President and Chief Underwriting Officer, Program Services, and his brother, Terry Ledbetter, Jr. beneficially own 13.8% and 11.8% of our common stock, respectively. Luke Ledbetter received annual salary, bonus and other compensation of $589,582 in 2016, which compensation was reviewed and approved by the Compensation Committee.

        In June 2014 we completed the sale of an aggregate of 31,050,000 shares of our common stock in a transaction that we refer to as the "private placement." Subsequently, we registered the resale of these shares and our common stock began trading on the Nasdaq Global Select Market in November 2014. Prior to the private placement, our co-founders, brothers Lonnie Ledbetter and Terry Ledbetter, through trusts established by each of them, each held approximately 50% of the economic interest in our outstanding common stock and served as our only directors. At such time, as a private company, we did not have separate procedures or criteria for approving related party transactions. Pursuant to our Audit Committee Charter adopted in August 2014, all transactions with related parties must be approved by the Audit Committee.

        In 2014, prior to the completion of the private placement, we entered into a tax indemnification agreement with each of our shareholders, who we refer to as our former S Corporation Shareholders. Pursuant to the tax indemnification agreement, we will pay each such former S Corporation Shareholder on an after-tax (or grossed-up) basis the amount of additional income taxes plus interest and penalties due as a result of adjustments (pursuant to a determination by, or a settlement with, a taxing authority or court, or pursuant to the filing of an amended tax return) to the taxable income of our parent company with respect to taxable periods during which it filed as an "S" corporation. The payments we could be required to make will be reduced by certain tax benefits that may be available to the former S Corporation Shareholders as a result of such adjustments. Such payments will also include any reasonable out-of-pocket expenses incurred by the former S Corporation Shareholders arising out of a claim for such tax liability.

Director Interest in Investment by Fortress

        As of December 31, 2016, CF SNC Investors LP, an investment vehicle owned, directly or indirectly, by funds managed by affiliates of Fortress Investment Group LLC, held 3,500,000 shares of our common stock, which represents approximately 8.3% of our outstanding common stock. Fortress purchased these shares in the private placement. David King, one of our independent directors, is a Managing Director at Fortress Investment Group LLC and has an indirect minority interest in CF SNC Investors LP. Mr. King does not control this entity or the voting or disposition of the shares held by this entity. Culpeper Capital Partners LLC, a firm controlled by Mr. King and which is not an affiliate of Fortress Investment Group LLC, receives certain fees in connection with CF SNC Investors LP's investment in our shares. These fees are not payable by the Company. We have been advised by Mr. King that shares of our common stock received by him in connection with his service as a director of the Company may be transferred to CF SNC Investors LP in accordance with the investment management agreement between CF SNC Investors Holdings LP and Culpeper Capital Partners LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws, our directors, executive officers and persons owning more than 10% of our common stock are required to report their initial ownership of our common stock and subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and we are required to disclose in this proxy statement if a director, executive officer or 10% shareholder filed a late report. During 2016, all such reports were timely filed. In making these disclosures, we have relied solely on written representations of our directors, executive officers and 10% shareholders and copies of the reports filed with the SEC.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

        Shareholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the Company's annual meeting of shareholders to be held in 2018 must be received by the Company on or before December 8, 2017 in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. If a shareholder intends to present a proposal or nominate a candidate for election as a director at the 2018 annual meeting of shareholders but does not seek inclusion of the matter in the Company's proxy statement for that meeting, such shareholder must deliver written notice of the proposal or nomination in accordance with the requirements of the Company's Bylaws. Generally, such proposals and nominations must be delivered between January 18, 2018 and February 17, 2018. All proposals or notices should be directed to the Secretary of the Company at 1900 L. Don Dodson Drive, Bedford, Texas 76021.

AVAILABILITY OF FORM 10-K

        The Company is providing its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 to shareholders who receive this proxy statement. The Company will provide copies of these documents to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of this proxy statement and the Company's Annual Report on Form 10-K are available without charge upon written request to State National Companies, Inc., 1900 L. Don Dodson Drive, Bedford, Texas 76021, Attn: Corporate Secretary. You may also review the Company's SEC filings by visiting the Company's website at www.statenational.com.

OUR WEBSITE IS A DISTRIBUTION CHANNEL

        Our Company website address is www.statenational.com. We use our website as a channel of distribution for important Company information. Important information, including press releases, investor presentations and financial information regarding our Company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled "Investor Relations" on our website home page. We also use our website to expedite public access to time-critical information regarding our Company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations subpage of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail notifications alerting them when new information is made available on the Investor Relations subpage of our website. In addition, we make available on the Investor Relations subpage of our website (under the link "Financial Information" and then "SEC Filings"), free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Code of Business Conduct and Ethics and the charters for the Audit, Compensation and Nominating and Corporate Governance Committees of our board are also available through the Investor Relations subpage of our website (under the link "Corporate Governance").

 OTHER MATTERS

        The board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

David M. Cleff Executive Vice President of Business Affairs, General Counsel and Secretary

Bedford, Texas
April 7, 2017

APPENDIX A

First Amended and Restated
State National Companies, Inc.
2014 Long-Term Incentive Plan

1.     PURPOSE

        The Plan is intended to foster and promote the long-term financial success of State National Companies, Inc. and its Affiliates (collectively, the "Company Group"); to reward performance and to increase stockholder value by providing Participants appropriate incentives and rewards; to enable the Company Group to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company Group's businesses are largely dependent; to encourage Participants' ownership interest in State National Companies, Inc.; and to align the interests of management and directors with that of the Company's stockholders.

2.     DEFINITIONS

        (a)   "Affiliate" means any entity (whether a corporation, partnership, joint venture or other form of entity) that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Company, except solely with respect to the issuance of Incentive Stock Options, the term "Affiliate" shall be limited to any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Code sections 424(e) and 424(f) respectively.

        (b)   "Award" means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Stock Awards and/or Cash Units.

        (c)   "Award Agreement" means a written or electronic agreement evidencing and setting forth the terms of an Award.

        (d)   "Board of Directors" means the board of directors of the Company.

        (e)   "Cash Unit" means a dollar denominated unit awarded to a Participant pursuant to Section 11 of the Plan and comprised of Service Units, Performance Units or any combination thereof.

        (f)    "Cause" means, with respect to the termination of a Participant by the Company or another member of the Company Group, that such termination is for "Cause" as such term (or word of like import) is expressly defined in the then-effective written employment or other agreement, or to the extent the Award is subject to Code section 409A such written agreement that is in effect as of the Date of Grant, between the Participant and the Company or such other member of the Company Group. In the absence of such written agreement and definition, "Cause" means, unless otherwise specified in the applicable Award Agreement, with respect to a Participant:

    (i)
    a material breach by the Participant of the Participant's duties and obligations that remains uncured following 30 days' prior written notice from the Company to the Participant identifying in reasonable detail the nature of any such material breach, including but not limited to gross negligence in the performance of his or her duties and responsibilities;

    (ii)
    willful misconduct by the Participant that in the reasonable determination of the Board of Directors or Committee has caused or is likely to cause material injury to the reputation or business of any member of the Company Group;

    (iii)
    any act of fraud, material misappropriation or other dishonesty by the Participant; or

    (iv)
    Participant's conviction or plea of nolo contendere for any felony or Participant's conviction or plea of nolo contendere for a misdemeanor involving moral turpitude.

  A Participant shall be considered to have been discharged for Cause if the Company determines within 30 days after his or her resignation or discharge that discharge for Cause was warranted.

        (g)   "Change of Control" means the first to occur of any of the following events:

    (i)
    any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Company's employee benefit plans, or any entity holding the Company's voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the "Benefit Plan(s)"), is or becomes the beneficial owner, directly or indirectly, of (Y) the Company's securities representing 25% or more of the combined voting power of the Company's then outstanding securities or (Z) 90% or more of the Company's operating assets, other than pursuant to a transaction excepted in Clause (ii);

    (ii)
    the consummation of a merger, consolidation, or other reorganization of the Company, unless:

    1.
    under the terms of the agreement providing for such merger, consolidation, or reorganization, the stockholders of the Company immediately before such merger, consolidation, or reorganization, shall own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation, or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

    2.
    the individuals who were members of the Board of Directors immediately prior to the execution of the definitive agreement for such merger, consolidation or other reorganization constitute at least a majority of the members of the board of directors of the Surviving Company after such merger, consolidation, or reorganization; and

    3.
    no Person (other than (A) the Company or any subsidiary of the Company, (B) any Benefit Plan, (C) the Surviving Company or any subsidiary of the Surviving Company, (D) the Ledbetter Group or any member of the Ledbetter Group; or (E) any Person who, immediately prior to such merger, consolidation, or reorganization had beneficial ownership of 51% or more of the then outstanding voting securities) shall have beneficial ownership of 51% or more of the combined voting power of the Surviving Company's then outstanding voting securities;

    (iii)
    during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        Notwithstanding Clause (i), a Change of Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Company's securities representing 51% or more of the combined voting power of the Company's then outstanding securities solely as a result of an acquisition by the Company of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 51% or more of the combined voting power of the Company's then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 51% or more of the combined voting power of the Company's then outstanding securities by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company (other than as a result of a stock split, stock dividend or similar transaction), then a Change of Control of the Company shall be deemed to have occurred with respect to such Person under Clause (i). In no event shall a Change of Control of the Company be deemed to occur by virtue of: (A) the acquisition of the Company's securities by one or more Benefit Plans and/or members of the Ledbetter Group; (B) the Company's Rule 144 offering completed in 2014; (iii) the Company's initial public offering completed in 2014; or (C) listing, or approval for listing upon notice of issuance, of Common Stock on any securities exchange.

        Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code section 409A if the foregoing definition of "Change of Control" were to apply, then "Change of Control" shall mean a "change in control event" within the meaning of Treasury Regulation § 1.409A-3(i)(5).

        (h)   "Code" means the Internal Revenue Code of 1986, as amended. References to particular sections of the Code shall include all applicable regulations and other guidance issued thereunder (including successor laws, regulations and other guidance thereto).

        (i)    "Committee" means the committee designated by the Board of Directors pursuant to Section 3 of the Plan to administer the Plan.

        (j)    "Common Stock" means the common stock of the Company, par value $.001 per share.

        (k)   "Company" means State National Companies, Inc., a corporation organized under the laws of Delaware, and its successors.

        (l)    "Consultant" means a person other than an Employee or Outside Director providing bona fide services to the Company or an Affiliate as a consultant or advisor, as applicable, provided that such person is a natural person and that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company.

        (m)  "Covered Employee" means an Employee who is, or is determined by the Committee may become, a "covered employee" within the meaning of Code section 162(m).

        (n)   "Date of Grant" means the date when the Company completes the corporate action necessary to create the legally binding right constituting an Award, and, when applicable, upon the satisfaction of any contingent events expressly connected to the effectiveness of the Award or as otherwise provided in Code section 409A.

        (o)   "Disability" means an individual is unable to perform substantially all of his or her duties as an Employee, Consultant or Outside Director for a continuous period of 180 days, by reason of physical or mental illness or accident, in the Company's reasonable discretion. Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code section 409A if the foregoing definition of "Disability" were to apply, then "Disability" shall mean "disabled" within the meaning of Code section 409A.

        (p)   "Effective Date" means the date in 2017 at which time the Plan is approved by the stockholders of the Company.

        (q)   "Employee" means any person employed by the Company or an Affiliate. Directors who are employed by the Company or an Affiliate shall be considered Employees under the Plan.

        (r)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (s)   "Exercise Price" means the price at which a Participant may purchase a share of Common Stock pursuant to an Option, or, in the case of Stock Appreciation Rights, the base price of the Stock Appreciation Right, in each case, upon the Date of Grant.

        (t)    "Fair Market Value" on any date means the market price of Common Stock, determined by the Committee as follows:

    (i)
    if the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no sales were reported on that date, on the last trading date such closing sales price was reported), as reported in The Wall Street Journal or reported such other source as the Committee deems reliable;

    (ii)
    if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sale price for such stock as quoted on such system or by such securities dealer on the date of determination, but if no such price was reported on that date, on the last date such price was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

    (iii)
    in the absence of an established market for the Common Stock of the type described in Clauses (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith and in compliance with Code section 409A and any other applicable law, as applicable.

  The Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

        (u)   "Good Reason" means with respect to an individual the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of Employee by the Company for Cause: (i) a material reduction by the Company of Employee's base salary; (ii) a material reduction in Employee's authority, duties and responsibilities; (iii) the Company's requiring Employee to be based anywhere other than within 50 miles of Employee's current office location except for requirements of reasonably required travel on the Company's business; or (iv) a material breach by the Company of any of its obligations, duties or agreements under the Plan. Participant's termination shall not be considered to be on account of Good Reason unless (A) within 60 days after the date on which Participant knows, or should reasonably be expected to know, that one of the events set forth above has occurred, Participant provides written notice to the Board of Directors of the applicable facts and circumstances, (B) the Company does not remedy, cure or rectify the event within 30 days from the date on which written notice is received from the Participant, and (C) Participant terminates his or her employment within 30 days after the end of the cure period described in Clause (B).

        (v)   "Incentive Stock Option" means a stock option granted to a Participant pursuant to Section 6 of the Plan that is intended to meet the requirements of Code section 422.

        (w)  "Ledbetter Group" (individually, a "member of the Ledbetter Group") means and includes Lonnie Ledbetter, Terry Ledbetter, their respective spouses and descendants (including adopted children) and/or entities controlled by any of such individuals, spouses or descendants (including adopted children) that are the primary beneficiaries or owners (e.g., corporation, limited liability companies, partnerships or trusts).

        (x)   "Non-Statutory Stock Option" means a stock option granted to a Participant pursuant to Section 6 of the Plan that is not intended to qualify, or does not qualify, as an Incentive Stock Option.

        (y)   "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

        (z)   "Outside Director" means a member of the Board of Directors of the Company or an Affiliate who is not also an Employee of the Company or an Affiliate.

        (aa) "Participant" means any person who holds an outstanding Award.

        (bb) "Performance Criteria" means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that shall be used to establish Performance Goals are limited to the following:

    (i)
    appreciation in and/or maintenance of share price;

    (ii)
    assets;

    (iii)
    book value;

    (iv)
    book value per share;

    (v)
    business expansion goals;

    (vi)
    business retention goals;

    (vii)
    cash flow or cash flow per share (before or after dividends);

    (viii)
    cash flow return on investment; improvement in or attainment of expense levels or working capital levels;

    (ix)
    combined ratio;

    (x)
    credit ratings;

    (xi)
    customer/client satisfaction;

    (xii)
    debt reductions;

    (xiii)
    earnings (including net earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

    (xiv)
    earnings per share;

    (xv)
    economic value-added models or equivalent metrics;

    (xvi)
    employee satisfaction;

    (xvii)
    goals related to acquisitions or divestitures;

    (xviii)
    goals related to information technology;

    (xix)
    goals related to supervision of litigation;

    (xx)
    implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, or recruiting or maintaining personnel;

    (xxi)
    investment income;

    (xxii)
    market capitalization;

    (xxiii)
    market penetration or market share;

    (xxiv)
    net sales;

    (xxv)
    net and gross underwriting results;

    (xxvi)
    net income (before or after taxes);

    (xxvii)
    new annualized premiums;

    (xxviii)
    operating income (before or after taxes);

    (xxix)
    operating margins, gross margins or cash margin;

    (xxx)
    pre- or after-tax income (before or after allocation of corporate overhead and bonus);

    (xxxi)
    premiums collected;

    (xxxii)
    profits (gross or net);

    (xxxiii)
    reductions in costs;

    (xxxiv)
    regulatory achievements;

    (xxxv)
    return on assets or net assets;

    (xxxvi)
    return on capital or equity;

    (xxxvii)
    revenue;

    (xxxviii)
    revenue growth or product revenue growth;

    (xxxix)
    stockholder equity;

    (xl)
    statutory earnings;

    (xli)
    total stockholder return;

    (xlii)
    underwriting margin; or

    (xliii)
    year-end cash.

        (cc) "Performance Goals" means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be: (i) expressed on a corporate-wide basis or with respect to one or more Affiliates, business units, divisions, subsidiaries or business segments or any combination thereof; (ii) in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies; (iii) be absolute or based on change in the Performance Criteria over a specified period of time and such change may be measured based on an arithmetic change over a specified period (e.g., cumulative change or average change), or percentage change over a specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (v) be based on calculations that may or may not conform with generally accepted accounting principles; or (vi) any combination of the foregoing. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may, subject to Code section 162(m) when applicable, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. In interpreting Plan provisions applicable to Performance Goals with respect to any Qualified Performance-Based Award, it is the intent of the Plan to conform with the standards of Code section 162(m) and Treasury Regulation § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by those provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that the applicable Performance Goals were, in fact, satisfied.

        (dd) "Performance Period" means the designated period during which the Performance Goals must be satisfied with respect to an Award to which any Performance Goals relate.

        (ee) "Performance Unit" means a Cash Unit, or portion thereof, under which payment is primarily based on the attainment of one or more Performance Goals over the relevant Performance Period.

        (ff)  "Permitted Transferees" means with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

        (gg) "Plan" means this First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan, as amended and/or restated from time to time (formerly known as the State National Companies, Inc. 2014 Long-Term Incentive Plan).

        (hh) "Prior Plan" means the State National Companies, Inc. 2014 Long-Term Incentive Plan as in effect prior to its amendment and restatement set forth herein. Awards granted prior to the Effective Date pursuant to the Prior Plan shall continue to be administered in accordance with the terms of the Prior Plan.

        (ii)   "Qualified Performance-Based Award" means an Award that is intended to qualify as "qualified performance-based compensation" within the meaning of Code section 162(m) and is designated as a Qualified Performance-Based Award pursuant to Section 12 hereof.

        (jj)   "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 8 of the Plan.

        (kk) "Restricted Stock Unit" means the grant of a right to receive Shares or the cash equivalent value in the future pursuant to Section 9 of the Plan.

        (ll)   "Service Unit" means a Cash Unit, or portion thereof, under which payment is primarily based on the Participant's continued service with the Company or an Affiliate thereof during a specified service period.

        (mm)  "Share" means a share of Common Stock.

        (nn) "Stock Appreciation Right" means a right granted to a Participant pursuant to Section 10 of the Plan.

        (oo) "Stock Award" means the Common Stock granted to a Participant pursuant to Section 8 of the Plan that is otherwise immediately vested as of the time of grant to such Participant.

        (pp) "Termination of Service" means the termination of employment of an Employee by the Company and all Affiliates, the termination of service by an Outside Director as a member of the Board of Directors of the Company and all Affiliates, or the termination of all services performed by a Consultant with respect to the Company and all Affiliates. A Participant's service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the service so rendered by such Participant. Furthermore, a Participant's service with the Company Group shall not be deemed to have terminated, when applicable, if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or an Affiliate; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant's service shall be deemed to have terminated unless the Participant's right to return to service with the Company Group is guaranteed by statute or contract. Unless such Participant's leave of absence is approved by the Committee, a Participant's service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be an Affiliate (or any successor). Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant's service has terminated and the effective date of such termination. Notwithstanding the foregoing, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code section 409A if the foregoing definition of "Termination of Service" were to apply, then "Termination of Service" shall mean a "separation from service" within the meaning of Code section 409A(a)(2)(A)(i).

3.     ADMINISTRATION

        The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he or she satisfies (1) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (2) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Code section 162(m)(4)(C). The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company or an Affiliate who need not be disinterested, that may grant Awards and assist in the administration of the Plan with respect to Employees, Outside Directors, Consultants and other individuals who are not considered officers or directors of the Company under Section 16 of the Exchange Act or for whom Awards are not intended to satisfy the provisions of Code section 162(m). Unless and until otherwise determined by the Board of Directors, the Compensation Committee of the Board of Directors shall serve as the Committee; provided, however, that Board of Directors may serve as the Committee hereunder: (A) if the Compensation Committee has not been constituted; or (B) with respect to Awards to Outside Directors.

        (a)   Except as specified herein, the Committee shall have the sole and complete authority to:

    (i)
    determine the individuals to whom Awards are granted, the type and amounts of Awards to be granted and the time of all such grants;

    (ii)
    determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

    (iii)
    consistent with the Plan, accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company;

    (iv)
    interpret and construe the Plan and all Award Agreements;

    (v)
    correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement;

    (vi)
    prescribe, amend and rescind rules, regulations and guidelines relating to the Plan and the administration thereof;

    (vii)
    determine the content and form of all Award Agreements;

    (viii)
    determine all questions relating to Awards under the Plan, including whether any conditions relating to an Award have been met;

    (ix)
    consistent with the Plan and with the written consent of the Participant, as appropriate, amend any outstanding Award, amend the exercise date or dates thereof or grant waivers of terms, conditions, restrictions and limitations thereunder, provided that the Committee shall not have any discretion or authority to make changes to any Award that (A) is intended to qualify as a Qualified Performance-Based Award to the extent that the existence of such discretion or authority would cause such Award not to so qualify, or (B) would result in a "repricing" of any Options or Stock Appreciation Rights within the meaning of Section 21(b) hereof;

    (x)
    determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting his or her Termination of Service for purposes of the Plan or any Award;

    (xi)
    maintain accounts, records and ledgers relating to Awards;

    (xii)
    maintain records concerning its decisions and proceedings;

    (xiii)
    employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

    (xiv)
    do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

  The Committee's determinations under the Plan shall be final, binding and conclusive on all persons.

        (b)   Each Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted, (ii) the Exercise Price of any Option or Stock Appreciation Right, (iii) the number of Shares subject to the Award; (iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon Shares which may be issued pursuant to such Award. Awards under a particular Section of the Plan need not be uniform, and Awards under more than one Section of the Plan may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

        (c)   The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the Board of Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to (i) the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person; (ii) any Qualified Performance-Based Award intended to satisfy the requirements of Code section 162(m); or (iii) any Awards to an Outside Director.

        (d)   The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate (or by persons described in Clause (xiii) of Section 3(a) above) for determinations to be made pursuant to the Plan, including the satisfaction of any conditions of a Qualified Performance-Based Award. However, only the Committee or a portion of the Committee may certify the attainment of any conditions of a Qualified Performance-Based Award intended to satisfy the requirements of Code section 162(m).

        (e)   The Committee is authorized to grant Stock Awards as a bonus or in lieu of other obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements.

        (f)    No member of the Board of Directors, the Committee nor any person to whom authority has been delegated hereunder, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each such person shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the fullest extent permitted by applicable law.

4.     STOCK SUBJECT TO THE PLAN

        (a)    General Limitations.    Subject to adjustment as provided in Section 18 hereof, the maximum number of Shares reserved for issuance in connection with Awards under the Plan and the Prior Plan is 6,420,000 Shares, all of which may be issued as Incentive Stock Options and 5% of which may be issued as Stock Awards. If all or any portion of any Award shall terminate, expire, be cancelled or forfeited, settled in cash in lieu of Shares, or be exchanged with the Committee's approval, prior to the issuance of Shares, for an Award not involving Shares (other than a cancellation within the meaning of Code section 162(m)), new Awards may thereafter be awarded with respect to such Shares. Any Shares tendered (by either actual delivery or attestation) to (i) pay the exercise price of an Option granted under the Plan or (ii) satisfy tax withholding obligations associated with an Award granted under the Plan, shall not become available again for grant under the Plan. Any Shares that (i) were subject to an Stock Appreciation Right granted under the Plan that were not issued upon the exercise of such Stock Appreciation Right or (ii) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an option shall not become available for grant under the Plan. Any dividend equivalents settled in Shares under the Plan shall be applied against the number of Shares available hereunder for Awards.

        (b)    Employee and Consultant Limitations.    Subject to adjustment as provided in Section 18 hereof:

    (i)
    the maximum aggregate number of Shares for which Awards may be granted to any Participant in any calendar year that consist of Options or Stock Appreciation Rights shall be 2,000,000 shares of Common Stock;

    (ii)
    the maximum aggregate number of Shares for which Awards may be granted to any Participant in any calendar year that consist of Restricted Stock, Restricted Stock Units or Stock Awards shall be 700,000 shares of Common Stock;

    (iii)
    the maximum aggregate amount that may be granted to any Participant in any calendar year under Awards that are payable solely in cash or property other than Shares shall be $10,000,000; and

    (iv)
    the maximum aggregate amount that may be allocated to any Participant for a calendar year with respect to dividends or dividend equivalents under Section 14 of the Plan regarding Qualified Performance-Based Awards of Restricted Stock or Restricted Stock Units shall be $500,000, determined as of the dividend record dates; provided, however, that this limitation shall not apply to extraordinary dividends or equivalents.

        (c)    Outside Director Limitations.    Subject to adjustment as provided in Section 18 hereof, the maximum aggregate fair market value of Awards during any calendar year that may be granted to any Outside Director shall not exceed $500,000 taking into account the Date of Grant dollar value of Cash Units, the Date of Grant value of the Shares subject to Awards of Restricted Stock, Restricted Stock Units or Stock Awards and the Date of Grant value of any Options or Stock Appreciation Rights as determined by the Committee, it being understood that grants of Awards to Outside Directors in lieu of annual cash retainer payments, meeting fees or similar cash payments, as applicable, shall not be applied with respect to the $500,000 limit described in this paragraph.

        (d)    Substitute Awards.    The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by service providers of another corporation in connection with a merger or consolidation of the service recipient corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the service recipient corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Such substitution of any outstanding Option must satisfy the requirements of Treasury Regulation § 1.424-1 and Code section 409A.

        (e)    Source of Shares.    Shares issued under the Plan may be either authorized but unissued Shares, authorized Shares previously issued by the Company that have been reacquired by the Company and held as treasury shares, or Shares purchased by the Company in the open market.

5.     ELIGIBILITY

        Subject to the terms of the Plan, all Employees, Consultants and Outside Directors shall be eligible to receive Awards under the Plan.

6.     OPTIONS

        The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under the Plan, grant Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

        (a)    Exercise Price.    The Committee shall determine the Exercise Price of each Option. However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant; provided, further, that with respect to Incentive Stock Options, if at the time such Option is granted, the Employee owns or is treated as owning, for purposes of Code section 422, Common Stock representing more than 10% of the total combined voting securities of the Company ("10% Owner"), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

        (b)    Terms of Options.    The Committee shall determine the term during which a Participant may exercise an Option, but in no event may a Participant exercise an Option, in whole or in part, more than 10 years from the Date of Grant; provided, however, that with respect to Incentive Stock Options, if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant. The Committee shall also determine the date on which each Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Option. Shares underlying each Option may be purchased, in whole or in part, by the Participant at any time during the term of such Option, after such Option becomes exercisable. An Option may not be exercised for fractional shares. If, on the date when an Option would otherwise terminate or expire the Exercise Price of the Option is less than the Fair Market Value of the Shares subject to the Option on such date but any portion of the Option has not been exercised, then subject to Section 6(g), the Option shall automatically be deemed to be exercised as of such date with respect to such portion by means of a "net exercise" as described in Section 7. An Award Agreement with respect to an Option may also provide for an automatic exercise of the Option on an earlier date.

        (c)    Termination of Service (General).    Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant's Termination of Service for any reason other than resignation, Disability or death, or Termination of Service for Cause, the Participant may exercise only those Options that were vested and immediately exercisable by the Participant at the date of such termination and only for (i) two years with respect to Non-Statutory Stock Options or (ii) three months with respect to Incentive Stock Options following the date of such termination, or, if sooner in each case, the expiration of the term of the Option.

        (d)    Termination of Service (Resignation).    Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant's Termination of Service by resignation, the Participant may exercise only those Options that were vested and immediately exercisable by the Participant at the date of such termination and only for (i) one year with respect to Non-Statutory Stock Options or (ii) three months with respect to Incentive Stock Options following the date of such termination, or, if sooner in each case, until the expiration of the term of the Option.

        (e)    Termination of Service (Disability or Death).    Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant's Termination of Service due to Disability or death, all Options held by such Participant shall immediately become vested and fully exercisable and remain exercisable for one year following the date of such termination, or, if sooner, until the expiration of the term of the Option.

        (f)    Termination of Service for Cause.    Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant's Termination of Service for Cause, all rights with respect to the Participant's Options shall be forfeited and expire immediately upon the effective date of such Termination of Service for Cause.

        (g)    Extension of Term of a Non-Statutory Stock Option.    If a Non-Statutory Stock Option would expire on a day that the Participant cannot exercise the Non-Statutory Stock Option because such an exercise would violate an applicable federal, state, local, or foreign law, the expiration date shall be tolled, at the discretion of the Committee, to the date no later than 30 days after the date the exercise of such Non-Statutory Stock Option would no longer violate an applicable federal, state, local and foreign laws, but only to the extent allowed under Code section 409A.

        (h)    Settlement.    Upon exercise, an Option shall be settled in Shares.

        (i)    Other Restrictions Relating to Incentive Stock Options.    To the extent the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Code section 422, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

        (j)    Notification of Disposition of Shares.    Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of Shares issued pursuant to the exercise of such Option under the circumstances described in Code section 421(b) (relating to certain disqualifying dispositions), within 10 days of such disposition.

7.     METHOD OF EXERCISE OF OPTIONS

        Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash or Common Stock owned by the Participant having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash and Shares, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer or a "net exercise." The Participant may deliver shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company. A "net exercise" means the delivery of a properly executed notice followed by a procedure pursuant to which (1) the Company shall reduce the number of Shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of Shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the Shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole Shares to be issued. Shares shall no longer be outstanding under an Option and shall not be exercisable thereafter to the extent that (A) Shares are used to pay the Exercise Price pursuant to a "net exercise," (B) Shares are delivered to the Participant as a result of such exercise, and (C) Shares are withheld to satisfy tax withholding obligations.

8.     RESTRICTED STOCK AWARDS

        The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under the Plan, grant Restricted Stock to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

        (a)    Payment of the Restricted Stock.    Awards of Restricted Stock may only be made in whole Shares.

        (b)    Terms of the Restricted Stock.    The Committee shall determine the dates on which Restricted Stock granted to a Participant shall vest and any specific conditions or Performance Goals which must be satisfied prior to the vesting of any installment or portion of the Restricted Stock, it being understood that the Committee may grant Stock Awards pursuant to this Section 8, which, for the avoidance of doubt, shall vest immediately upon grant. Notwithstanding other paragraphs in this Section 8, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock except for any Restricted Stock that are Qualified Performance-Based Awards under Section 12 hereof. The acceleration of any Restricted Stock shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other Restricted Stock.

        (c)    Termination of Service (General).    Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant's Termination of Service for any reason other than Disability or death, the Participant's unvested Restricted Stock as of the date of termination shall be forfeited and any rights the Participant had to such unvested Restricted Stock shall become null and void.

        (d)    Termination of Service (Disability or Death).    Unless otherwise provided in the applicable Award Agreement, in the event of a Participant's Termination of Service due to Disability or death, all unvested Restricted Stock held by such Participant, including any Restricted Stock subject to a Performance Goal, shall immediately vest.

        (e)    Voting of Restricted Stock.    Except as otherwise provided in an applicable Award Agreement, the Participant shall be entitled to vote the unvested Shares subject to a Restricted Stock Award pursuant to any rules and procedures adopted by the Committee for this purpose.

        (f)    Restrictive Legend.    Each certificate issued in respect of one or more shares of Restricted Stock shall be registered in the name of the Participant and, at the discretion of the Board of Directors, each such certificate may be deposited in a bank designated by the Board of Directors. Each such certificate shall bear the following (or a similar) legend:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan and an agreement entered into between the registered owner and State National Companies, Inc. A copy of such plan and agreement is on file at the principal office of State National Companies, Inc."

        (g)    Transfers of Unrestricted Shares.    Upon the vesting date for Restricted Stock or the grant of any Stock Award, the Shares subject thereto shall be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

9.     RESTRICTED STOCK UNITS

        The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under the Plan, grant Restricted Stock Units to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

        (a)    Settlement of Restricted Stock Units.    Restricted Stock Units shall be settled either by the delivery of whole Shares or by the payment of cash based upon the Fair Market Value of a specified number of Shares, in the discretion of the Committee, subject to the terms of the applicable Award Agreement. Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, any stock certificate evidencing the Shares payable under an Award of Restricted Stock Units shall be issued (or cash paid) within an administratively reasonable period after the date on which the Restricted Stock Units vest so that the payment of Shares complies with Section 27.

        (b)    Terms of Restricted Stock Units.    The Committee shall determine the dates on which Restricted Stock Units granted to a Participant shall vest and any specific conditions or Performance Goals which must be satisfied prior to the vesting of any Award. Notwithstanding other paragraphs in this Section 9, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock Units except for any such Restricted Stock Units that are Qualified Performance-Based Awards under Section 12 hereof. The acceleration of any Restricted Stock Units shall create no right, expectation or reliance on the part of any other Participant or that Participant regarding any other Award of Restricted Stock Units.

        (c)    Termination of Service (General).    Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant's Termination of Service for any reason other than Disability or death, the Participant's unvested Restricted Stock Units as of the date of termination shall be forfeited and any rights the Participant had to such unvested Awards shall become null and void.

        (d)    Termination of Service (Disability or Death).    Unless otherwise provided in the applicable Award Agreement, in the event of a Participant's Termination of Service due to Disability or death, all unvested Restricted Stock Units held by such Participant shall immediately vest.

        (e)    Deferral.    Unless expressly permitted by the Committee in the Award Agreement, a Participant does not have any right to make any election regarding the time or form of any payment pursuant to an Award of Restricted Stock Units. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under an Award of Restricted Stock Units to a date or dates after the Restricted Stock Units vest, provided that the terms of the Restricted Stock Units and any deferral satisfy the requirements to avoid imposition of the additional tax under Code section 409A(a)(1)(B).

10.   STOCK APPRECIATION RIGHTS

        The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under the Plan, grant Stock Appreciation Rights to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

        (a)    Exercise Price.    The Committee shall determine the Exercise Price of each Stock Appreciation Right. However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.

        (b)    Terms of Stock Appreciation Rights.    The Committee shall determine the term during which a Participant may exercise a Stock Appreciation Right, but in no event may a Participant exercise a Stock Appreciation Right, in whole or in part, more than 10 years from the Date of Grant. The Committee shall also determine the date on which each Stock Appreciation Right, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Stock Appreciation Right. A Stock Appreciation Right may not be exercised for fractional shares. If, on the date when a Stock Appreciation Right would otherwise terminate or expire the Exercise Price of the Stock Appreciation Right is less than the Fair Market Value of the Shares subject to the Stock Appreciation Right on such date but any portion of the Stock Appreciation Right has not been exercised, then subject to Section 10(g), the Stock Appreciation Right shall automatically be deemed to be exercised as of such date with respect to such portion. An Award Agreement with respect to a Stock Appreciation Right may also provide for an automatic exercise of the Stock Appreciation Right on an earlier date.

        (c)    Termination of Service (General).    Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant's Termination of Service for any reason other than resignation, Disability or death, or Termination of Service for Cause, the Participant may exercise only those Stock Appreciation Rights that were vested and immediately exercisable by the Participant at the date of such termination and only for two years following the date of such termination, or, if sooner, the expiration of the term of the Stock Appreciation Right.

        (d)    Termination of Service (Resignation).    Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, upon a Participant's Termination of Service by resignation, the Participant may exercise only those Stock Appreciation Rights that were vested and immediately exercisable by the Participant at the date of such termination and only for one year following the date of such termination, or, if sooner, the expiration of the term of the Stock Appreciation Right.

        (e)    Termination of Service (Disability or Death).    Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant's Termination of Service due to Disability or death, all Stock Appreciation Rights held by such Participant shall become immediately vested and fully exercisable and remain exercisable for one year following the date of such termination, or, if sooner, the expiration of the term of the Stock Appreciation Right.

        (f)    Termination of Service for Cause.    Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, in the event of a Participant's Termination of Service for Cause, all rights with respect to the Participant's Stock Appreciation Rights shall be forfeited and expire immediately upon the effective date of such Termination of Service for Cause.

        (g)    Extension of Term of Stock Appreciation Right.    If a Stock Appreciation Right would expire on a day that the Participant cannot exercise the Stock Appreciation Right because such an exercise would violate an applicable federal, state, local, or foreign law, the expiration date shall be tolled, at the discretion of the Committee, to the date no later than 30 days after the date the exercise of such Stock

Appreciation Right would no longer violate an applicable federal, state, local and foreign laws, but only to the extent allowed under Code section 409A.

        (h)    Settlement.    Upon exercise, a Stock Appreciation Right shall be settled in cash or Shares, or both, in the discretion of the Committee, subject to the terms of the applicable Award Agreement.

11.   CASH UNITS

        The Committee may, subject to the limitations of the Plan, grant Cash Units to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

        (a)    Value of Cash Units.    Each Award of Cash Units, whether expressed as Performance Units, Service Units or a combination thereof, shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion.

        (b)    Earning of Cash Units.

    (i)
    With respect to any portion of an Award of Cash Units comprised of Service Units, the Committee shall determine the date or dates on which such Service Units granted to a Participant shall vest and any other specific conditions which must be satisfied prior to the vesting thereof, provided that the Participant's Termination of Service does not occur for any reason prior to such date or dates, unless otherwise determined by the Committee and evidenced in an applicable Award Agreement.

    (ii)
    With respect to any portion of an Award of Cash Units comprised of Performance Units, the Committee shall set Performance Goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Units that shall be settled and paid to the Participant. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding Performance Goals have been achieved. This determination shall be made solely by the Committee.

        (c)    Settlement of Cash Units.    Cash Units shall be settled in the form of cash or, subject to the availability of Shares reserved but not previously awarded under the Plan, in Shares or in a combination thereof, as specified in the Participant's applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or Affiliate on the day a Cash Unit is paid to the Participant. Cash Units shall be paid to the Participant as soon as practicable after such time that the terms and conditions that otherwise entitle the Participant to such payment have been satisfied, it being understood that any Performance Unit that is otherwise payable hereunder shall be settled and paid no later than 90 days after the end of the applicable Performance Period. Any Shares paid to a Participant under this Section may be subject to any restrictions deemed appropriate by the Committee.

12.   QUALIFIED PERFORMANCE-BASED AWARDS

        (a)    Purpose.    The purpose of this Section 12 is to provide the Committee the ability to grant Restricted Stock, Restricted Stock Units and Cash Units as Qualified Performance-Based Awards. If the Committee, in its discretion, decides to grant to a Covered Employee Restricted Stock, Restricted Stock Units or Cash Units that are intended to constitute a Qualified Performance-Based Award, the provisions of this Section 12 shall control over any contrary provision contained herein; provided, however, that the Committee may grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals that do not satisfy the requirements of this Section 12.

        (b)    Applicability.    This Section 12 shall apply only to those Covered Employees selected by the Committee to receive Qualified Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period. Moreover, neither the designation of a Covered Employee as a Participant for a particular Performance Period nor his or her prior receipt of any Award shall require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

        (c)    Procedures with Respect to Qualified Performance-Based Awards.    To the extent necessary to comply with the Qualified Performance-Based Award requirements of Code section 162(m)(4)(C), with respect to any Award that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Code section 162(m)), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Qualified Performance-Based Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved. The Committee may not increase during a year the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.

        (d)    Adjustments and Modifications.    Unless otherwise determined by the Committee at the time a Qualified Performance-Based Award is granted, the Committee shall have the authority to specify adjustments or modifications to be made to the calculation of any applicable Performance Goals based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20, as updated from time to time, and/or in Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company's Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures and the related costs and expenses; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company's fiscal year, provided that the exercise of such authority at such time would not cause any Qualified Performance-Based Award to fail to qualify as "performance-based compensation" under Code section 162(m).

        (e)    Payment of Qualified Performance-Based Awards.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or an Affiliate on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant. Unless otherwise provided in the applicable Award Agreement, in the event of Participant's Termination of Service due to Disability or death, all unvested Qualified Performance-Based Awards held by such Participant shall immediately vest.

        (f)    Additional Limitations.    Notwithstanding any other provision of the Plan, any Award granted to a Covered Employee that is intended to constitute a Qualified Performance-Based Award shall be subject to any additional limitations set forth in Code section 162(m) for qualification as qualified performance-based compensation as described in Code section 162(m)(4)(C), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

        (g)    Effect on Other Plans and Arrangements.    Nothing contained in the Plan shall be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

13.   VESTING

        (a)    Options and Stock Appreciation Rights.    A Participant may not exercise an Option or Stock Appreciation Right until it has become vested. The portion of an Award of Options or Stock Appreciation Rights that is vested depends upon the period that has elapsed since the Date of Grant. The following schedule applies to any Award of Options or Stock Appreciation Rights under the Plan unless the Committee establishes a different vesting schedule on the Date of Grant as set forth in the Award Agreement evidencing the Award:

Number of Months Since Date of Grant	Vested Percentage
fewer than 12 months	0%
at least 12 months, but less than 24 months	33 1/3%
at least 24 months, but less than 36 months	66 2/3%
36 months or more	100%

        Unless the Committee otherwise provides in the applicable Award Agreement or the preceding provisions of this Section or Section 13(c) applies, if a Participant's employment with or service to the Company or an Affiliate terminates for any reason other than Disability or death, any Awards that are not yet vested are immediately and automatically forfeited; provided, however, in such special circumstances as the Committee deems appropriate, the Committee may take such action as it deems equitable in the circumstances or in the best interests of the Company, including, without limitation, fully vesting an Award or waiving or modifying any other limitation or requirement under the Award.

        (b)    Restricted Stock, Restricted Stock Units and Cash Units.    The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock, Restricted Stock Units or Cash Units, and in the absence of such a vesting schedule set forth in the applicable Award Agreement, no portion of such Award shall vest over a period that is less than one year unless otherwise permissible under Section 13(a) above or Section 13(c) below, except that no such vesting shall operate to accelerate the time of payment in violation of Code section 409A or to cause a Qualified Performance-Based Award to fail to be "performance-based compensation" within the meaning of Code section 162(m). In the event such an Award (e.g., in the case of Cash Units when such Award may be settled in Shares) shall vest pursuant to a schedule that is more favorable for the Participant than what is set forth in this Section 13(b), such Award shall be deemed as a Stock Award solely for purposes of the Share limitation provisions of Section 4(a).

        (c)    Effect of "Change of Control."

    (i)
    Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Cash Unit (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant's employment with such successor company (or the Company) or a subsidiary thereof is terminated without Cause, or Participant resigns for Good Reason, at the time of, or within 12 months after such Change of Control (or such other period set forth in the Award Agreement):

      1.
      Options and Stock Appreciation Rights outstanding as of the Change of Control (or Termination of Service, if later) shall immediately vest upon the Change of Control (or Termination of Service, if later), become fully exercisable, and may thereafter be exercised for two years (or the period of time set forth in the Award Agreement), or, if sooner, the expiration of the term of the Award; and

      2.
      The restrictions, limitations and other conditions applicable to Restricted Stock, Restricted Stock Units and Cash Units outstanding as of the Change of Control (or Termination of Service, if later) shall lapse and the Restricted Stock, Restricted Stock Units and Cash Units shall become free of all restrictions, limitations and conditions and become fully vested.

    (ii)
    Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control, to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Cash Unit (or in which the Company is the ultimate parent corporation and does not continue the Award), then as of the Change of Control:

    1.
    Those Options and Stock Appreciation Rights outstanding as of the date of the Change of Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable;

    2.
    The restrictions, limitations and other conditions applicable to Restricted Stock, Restricted Stock Units and Cash Units outstanding as of the date of the Change of Control that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock, Restricted Stock Units and Cash Units shall become free of all such restrictions, limitations and conditions and become fully vested to the full extent of the original grant; and

    3.
    Any Award outstanding as of the date of the Change of Control and subject to Performance Criteria shall be subject to prorated vesting based on the performance from the Date of Grant to the date of the Change of Control. The proration shall be based upon the method set forth in the Award Agreements evidencing the applicable Awards, or if no method is specified, based upon the total number of days during the Performance Period prior to the Change of Control in relation to the total number of days during the Performance Period.

14.   DIVIDENDS AND DIVIDEND EQUIVALENTS

        The Committee may provide that Restricted Stock and Restricted Stock Units shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently (in connection with any such Awards that were granted prior to the Effective Date) or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents shall be subject to such terms, conditions, limitations and restrictions as the Committee may establish, from time to time, including, without limitation, reinvestment in additional Shares or Common Stock equivalents. Notwithstanding the foregoing, the Committee may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to a Qualified Performance-Based Award. For all Qualified Performance-Based Awards and Awards of Restricted Stock and Restricted Stock Units granted on and after the Effective Date, the Committee may only provide for the accrual of dividends or dividend equivalents that shall not be payable to a Participant unless and until, and only to the extent that, the shares of Common Stock subject to such Award vest upon satisfaction of, as applicable, the relevant Performance Goals or the other conditions to vesting. Dividend or dividend equivalent rights shall be as specified in the Award Agreement, or pursuant to a resolution adopted by the Committee with respect to outstanding Awards. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

15.   RIGHTS OF PARTICIPANTS

        Except as otherwise provided herein or in an Award Agreement, no Participant shall have any rights as a stockholder with respect to any Shares covered by an Award until the date of issuance of a stock certificate for such Common Stock. Nothing contained in the Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate a Participant's services.

16.   DESIGNATION OF BENEFICIARY

        A Participant may, with the consent of the Committee (which shall not be unreasonably withheld), designate a beneficiary or beneficiaries to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails to designate a beneficiary, or if no designated beneficiary survives the Participant, then the Participant's estate shall be deemed to be the beneficiary.

17.   TRANSFERABILITY OF AWARDS

        (a)    Incentive Stock Options.    Incentive Stock Options are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant's lifetime, Incentive Stock Options may be exercised only by the Participant (or a legal representative if the Participant becomes incapacitated).

        (b)    Awards Other Than Incentive Stock Options.    All Awards granted pursuant to the Plan other than Incentive Stock Options are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, with the approval of the Committee, a Participant may transfer a Non-Statutory Stock Option or a Stock Appreciation Right for no consideration to or for the benefit of one or more Permitted Transferees subject to such limits as the Committee may establish, and the Permitted Transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section shall include a transfer of the rights of a Participant under the Plan to consent to certain amendments to the Plan or an Award Agreement and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award.

18.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR A CHANGE OF CONTROL

        (a)    Adjustment Clause.    In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Common Stock as a class without the Company's receipt of consideration, or other equity restructuring within the meaning of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R), as updated from time to time, appropriate adjustments shall be made to (i) the aggregate number of Shares with respect to which awards may be made under the Plan pursuant to Section 4(a); (ii) the terms and the number of Shares and/or the Exercise Price per Share of any outstanding Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units; and (iii) the share limitations set forth in Section 4 hereof. The Committee shall also make appropriate adjustments described in Clauses (i)-(iii) of the previous sentence in the event of any distribution of assets to stockholders other than a normal cash dividend. For purposes of this Section, (A) conversion of any convertible securities of the Company shall be deemed to have been effected for adequate consideration, and (B) except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

        (b)    Change of Control.    If a Change of Control occurs, the Committee may, in its discretion and without limitation:

    (i)
    cancel outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board of Directors in its sole discretion; it being understood that if stockholders receive consideration other than publicly traded equity securities of the surviving entity, any determination by the Committee that the value of an Option or Stock Appreciation Right shall equal the excess, if any, of the value of the consideration being paid for each Share in such transaction over the Exercise Price of such Option or Stock Appreciation Right shall conclusively be deemed valid. Accordingly, if the Exercise Price of the Shares subject to an Option or Stock Appreciation Right exceeds the Fair Market Value of such Shares, then such Option or Stock Appreciation Right may be cancelled without making a payment to the holder of the Option or Stock Appreciation Right;

    (ii)
    substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for Shares subject to outstanding Awards;

    (iii)
    arrange for the assumption or substitution of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company); and

    (iv)
    may, after giving Participants an opportunity to exercise their outstanding Options and Stock Appreciation Rights, terminate any or all unexercised Options and Stock Appreciation Rights. Such termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

        (c)    Section 409A Provisions with Respect to Adjustments.    Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section to Awards that are considered "deferred compensation" within the meaning of Code section 409A shall be made in compliance with the requirements of Code section 409A unless the Participant consents otherwise in writing; (ii) any adjustments made to Awards that are not considered "deferred compensation" subject to Code section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Code section 409A or comply with the requirements of Code section 409A unless the Participant consents otherwise in writing; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Code section 409A to be subject thereto.

19.   TAX WITHHOLDING

        Whenever under the Plan, cash or Shares are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (1) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (2) that the applicable withholding of such sums come from compensation otherwise due to the Participant or from any Shares due to the Participant under the Plan, or (3) any combination of the foregoing, provided that the amount to be withheld in each case may not exceed the applicable federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge.

20.   CLAWBACK/RECOVERY

        All Awards granted under the Plan shall be subject to recoupment in accordance with any clawback policy that (1) the Board of Directors may adopt in its discretion, or (2) the Company is specifically required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise specifically required by applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause.

21.   AMENDMENT OF THE PLAN AND AWARDS

        (a)   The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided; however, (i) provisions governing grants of Incentive Stock Options shall be submitted for stockholder approval to the extent required by applicable law or regulation; (ii) except as permitted by Section 18, no amendment may increase the share limitations set forth in Section 4 or decrease the minimum Exercise Price for Options or Stock Appreciation Rights set forth in Sections 6(a) and 10(a), unless any such amendment is approved by the Company's stockholders within 12 months before or after such amendment; and (iii) the provisions of Section 21(b) (relating to Option and Stock Appreciation Right repricing) may not be amended, unless any such amendment is approved by the Company's stockholders. Failure to ratify or approve amendments or modifications by stockholders shall be effective only as to the specific amendment or modification requiring such approval or ratification. Other provisions of the Plan shall remain in full force and effect. No such modification or amendment may materially adversely affect the rights of a Participant under an outstanding Award without the written consent of such Participant.

        (b)   The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant; provided, however, that repricing of Options or Stock Appreciation Rights shall not be permitted. For this purpose and except as provided in Section 18, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its Exercise Price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) canceling an Option or Stock Appreciation Right at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for cash or for another Option, Stock Appreciation Right or other Award. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

22.   RIGHT OF OFFSET

        The Company shall have the right to offset against its obligation to deliver Shares (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, documented travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company on a past due basis, and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would result in a violation of Code section 409A. This right of offset shall not be an exclusive remedy and the Company's election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

23.   ELECTRONIC DELIVERY AND SIGNATURES

        (a)   Any reference in an Award Agreement or the Plan to a written document includes without limitation any document delivered electronically or posted on the Company's or an Affiliate's intranet or other shared electronic medium controlled by the Company or an Affiliate.

        (b)   The Committee and any Participant may use facsimile and PDF signatures in signing any Award or Award Agreement, in exercising any Option or Stock Appreciation Right, or in any other written document in the Plan's administration. The Committee and each Participant are bound by facsimile and PDF signatures, and acknowledge that the other party relies on facsimile and PDF signatures.

24.   EFFECTIVE DATE OF PLAN

        The Plan shall become effective immediately upon the Effective Date.

25.   TERMINATION OF THE PLAN

        The right to grant Awards under the Plan shall terminate 10 years after the earlier of: (1) the date the Plan is adopted by the Board of Directors; or (2) the Effective Date. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action shall, without the written consent of a Participant, adversely affect a Participant's rights under an outstanding Award.

26.   APPLICABLE LAW; COMPLIANCE WITH LAWS

        (a)   The Plan shall be administered in accordance with the laws of the state of Delaware and applicable federal law. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any Shares, or make any other payment, under the Plan unless such issuance or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

        (b)   The foregoing notwithstanding and provided the Company treats all payments to similarly situated Participants on a reasonably consistent basis:

    (i)
    A payment to a Participant may be delayed to the extent the Company reasonably anticipates that if the payment were made as scheduled, the Company's deduction with respect to such payment would not be permitted due to the applicability of Code section 162(m), provided that the payment is made either during the Participant's first taxable year in which the Company reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment shall not be barred by the applicability of Code section 162(m). No election may be provided to the Participant with respect to the timing of payment under this paragraph.

    (ii)
    A payment may be delayed where the Company reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law; provided, however, that the payment is made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation. For this purpose, the making of a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.

27.   SECTION 409A

        It is the intention of the Company that no Award shall be "deferred compensation" subject to Code section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines shall be subject to Code section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Code section 409A. Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a "nonqualified deferred compensation plan" as defined under Code section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto.

28.   NO GUARANTEE OF TAX TREATMENT

        Notwithstanding anything herein to the contrary, a Participant shall be solely responsible for the taxes relating to the grant or vesting of, or payment pursuant to, any Award, and none of the Company, the Board of Directors, the Committee (or any of their respective members, officers or employees) nor any person to whom authority has been delegated hereunder guarantees any particular tax treatment with respect to any Award.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. STATE NATIONAL COMPANIES, INC. 1900 L. DON DODSON DRIVE BEDFORD, TX 76021 ATTN: CORPORATE SECRETARY ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Gene Becker 02 Marsha Cameron 03 David King 04 Terry Ledbetter 05 Fred Reichelt The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2 To approve the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan. 3 To ratify, on an advisory basis, named executive officer compensation. 4 To ratify the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Yes 0 No 0 Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000319534_1 R1.0.1.15

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE BRING: (1) Valid Photo identification, such as a driver's license or passport; and (2) Shareholders holding their shares through a broker, bank, trustee, or nominee will need to bring proof of beneficial ownership as of the Record Date of March 24, 2017 such as their most recent account statement reflecting their stock ownership prior to March 24, 2017, a copy of the voting instruction card provided by their broker, bank, trustee, or nominee, or similar evidence of ownership. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com STATE NATIONAL COMPANIES, INC. Annual Meeting of Shareholders May 18, 2017 8:30 AM Central Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Terry Ledbetter and David Hale as proxies and hereby authorize(s) either of them to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of STATE NATIONAL COMPANIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting 8:30 AM Central Time on May 18, 2017 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000319534_2 R1.0.1.15

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 18, 2017 STATE NATIONAL COMPANIES, INC. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. STATE NATIONAL COMPANIES, INC. 1900 L. DON DODSON DRIVE BEDFORD, TX 76021 ATTN: CORPORATE SECRETARY 0000319533_1 R1.0.1.15 See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual Meeting For holders as of: March 24, 2017 Date: May 18, 2017Time: 8:30 AM CDT Location: 1900 L. Don Dodson Drive Bedford, Texas 76021

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Have the information that is printed in the box marked by the arrow (located on the by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods marked by the arrow available and follow the instructions. 0000319533_2 R1.0.1.15 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. 1. Annual Report2. Notice & Proxy Statement How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 04, 2017 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Gene Becker 02 Marsha Cameron 03 David King 04 Terry Ledbetter 05 Fred Reichelt The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2 To approve the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan. 3 To ratify, on an advisory basis, named executive officer compensation. 4 To ratify the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0000319533_3 R1.0.1.15 Voting items

0000319533_4 R1.0.1.15